UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Histogenics Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Histogenics Corporation

830 Winter Street, 3rd Floor

Waltham, MA 02451

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 22, 2016

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Histogenics Corporation, a Delaware corporation (the “Company”). The Annual Meeting will be held on June 22, 2016, at 9:00 a.m. local time at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP located at One Marina Park Drive, Suite 900, Boston, MA 02210 for the following purposes:

•	Proposal 1: To elect Adam Gridley and Michael Lewis to serve as Class II directors until the 2019 annual meeting of stockholders;

•	Proposal 2: To ratify the selection by the Audit Committee of our Board of Directors of Grant Thornton LLP as our independent registered public accounting firm of the Company for the year ending December 31, 2016;

•	Proposal 3: To approve an amendment to our 2013 Equity Incentive Plan (the “2013 Plan”) to increase the aggregate number of shares authorized for issuance under the 2013 Plan; and

•	To conduct any other business properly brought before the Annual Meeting or any adjournments or postponements thereof.

The record date for the Annual Meeting is April 25, 2016. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof. A complete list of such stockholders will be available for examination at our offices in Waltham, Massachusetts during normal business hours for a period of ten days prior to the Annual Meeting.

YOUR VOTE IS IMPORTANT!

Your vote is important. Please vote by using the internet or by telephone or, if you received a paper copy of the proxy card by mail, by signing and returning the enclosed proxy card. Instructions for your voting options are described on the Notice of Internet Availability of Proxy Materials or proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on June 22, 2016. The proxy statement and annual report on Form 10-K are available at www.proxyvote.com.

Your Board of Directors unanimously recommends you vote the proxy card “FOR” the Company’s two director nominees, Adam Gridley and Michael Lewis; “FOR” Proposal 2; and “FOR” Proposal 3.

By Order of the Board of Directors,

Adam Gridley President and Chief Executive Officer Waltham, Massachusetts April 28, 2016

This notice of Annual Meeting and accompanying proxy statement are being distributed or made available to stockholders on or about April 28, 2016.

Page
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING	1

PROPOSAL 1: ELECTION OF ADAM GRIDLEY AND MICHAEL LEWIS AS CLASS II DIRECTORS	7

CORPORATE GOVERNANCE	11

PROPOSAL 2: RATIFICATION OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2016	20

REPORT OF THE AUDIT COMMITTEE	22

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	23

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	26

EXECUTIVE OFFICERS	27

COMPENSATION OF EXECUTIVE OFFICERS	28

PROPOSAL 3: APPROVAL OF AN AMENDMENT TO OUR 2013 EQUITY INCENTIVE PLAN TO INCREASE THE AGGREGATE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE 2013 EQUITY INCENTIVE PLAN	34

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	41

NO INCORPORATION BY REFERENCE	43

OTHER MATTERS	43

CONTACT FOR QUESTIONS AND ASSISTANCE WITH VOTING	43

i

Histogenics Corporation

830 Winter Street, 3rd Floor

Waltham, MA 02451

PROXY STATEMENT

FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

June 22, 2016

This proxy statement and proxy card are furnished in connection with the solicitation of proxies to be voted at the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Histogenics Corporation (sometimes referred to as “we,” the “Company” or “Histogenics”), which will be held on June 22, 2016, at 9:00 a.m. local time at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP located at One Marina Park Drive, Suite 900, Boston, MA 02210.

We are making this proxy statement and our annual report on Form 10-K available to stockholders at www.proxyvote.com. On or about April 28, 2016, we will begin mailing to certain of our stockholders a notice (the “Notice”) containing instructions on how to access and review this proxy statement and our annual report on Form 10-K at that website. The Notice also instructs you how you may submit your proxy over the internet or via telephone. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving this proxy statement and proxy card?

You have received these proxy materials because you owned shares of Histogenics common stock as of April 25, 2016, the record date for the Annual Meeting, and our Board of Directors is soliciting your proxy to vote at the Annual Meeting. This proxy statement describes issues on which we would like you to vote at the Annual Meeting. It also gives you information on these issues so that you can make an informed decision.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we are permitted to furnish our proxy materials over the internet to our stockholders by delivering a Notice in the mail. As a result, only stockholders who specifically request a printed copy of the proxy statement will receive one. Instead, the Notice instructs stockholders on how to access and review the proxy statement and annual report on Form 10-K over the internet at www.proxyvote.com. The Notice also instructs stockholders on how they may submit their proxy over the internet. If a stockholder who received a Notice would like to receive a printed copy of our proxy materials, such stockholder should follow the instructions for requesting these materials contained in the Notice.

How may I vote at the Annual Meeting?

You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy via telephone or on the internet. If you received a printed set of materials, you may also vote by mail by signing, dating and returning the proxy card.

When you vote, regardless of the method used, you appoint Adam Gridley and Jonathan Lieber as your representatives (or proxyholders) at the Annual Meeting. They will vote your shares at the Annual Meeting as you have instructed them or, if an issue that is not on the proxy card comes up for vote, in accordance with their best judgment. This way, your shares will be voted whether or not you attend the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on April 25, 2016, the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting. On the record date, there were 13,274,407 shares of the Company’s common stock outstanding. All of these outstanding shares are entitled to vote at the Annual Meeting (one vote per share of common stock) in connection with the matters set forth in this proxy statement.

In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available at the place of the Annual Meeting on June 22, 2016 and will be accessible for ten days prior to the meeting at our principal place of business,
830 Winter Street, 3rd Floor, Waltham, MA 02451, between the hours of 9:00 a.m. and 5:00 p.m. local time.

How do I vote?

If on April 25, 2016, your shares were registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., then you are a stockholder of record. Stockholders of record may vote by using the internet, by telephone or (if you received a proxy card by mail) by mail as described below. Stockholders also may attend the meeting and vote in person. If you hold shares through a bank, broker or other nominee, please refer to your proxy card, Notice or other information forwarded by your bank, broker or other nominee to see which voting options are available to you.

•	You may vote by using the internet. The address of the website for internet voting is www.proxyvote.com. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 21, 2016. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

•	You may vote by telephone. The toll-free telephone number is noted on the Notice and your proxy card. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 21, 2016. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

•	You may vote by mail. If you received a proxy card by mail and choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope.

The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. If you hold your shares in “street name,” you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit a subsequent proxy by using the internet, by telephone or by mail with a later date;

•	You may deliver a written notice that you are revoking your proxy to the Corporate Secretary of the Company at 830 Winter Street, 3rd Floor, Waltham, MA 02451; or

•	You may attend the Annual Meeting and vote your shares in person. Simply attending the Annual Meeting without affirmatively voting will not, by itself, revoke your proxy.

If you are a beneficial owner of your shares, you must contact the bank, broker or other nominee holding your shares and follow their instructions for changing your vote.

How many votes do you need to hold the Annual Meeting?

A quorum of stockholders is necessary to conduct business at the Annual Meeting. Pursuant to our amended and restated bylaws, a quorum will be present if a majority of the voting power of outstanding shares of the Company entitled to vote generally in the election of directors is represented in person or by proxy at the Annual Meeting. On the record date, there were 13,274,407 shares of common stock outstanding and entitled to vote. Thus, 6,637,204 shares must be represented by stockholders present at the Annual Meeting or represented by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the Annual Meeting and vote in person. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present for the transaction of business. If a quorum is not present, the holders of a majority of the votes present at the Annual Meeting may adjourn the Annual Meeting to another date.

What proposals will be voted on at the Annual Meeting?

Proposal	Board Recommendation	Vote Required	Broker Discretionary Voting Allowed
Proposal 1: Elect Adam Gridley and Michael Lewis to serve as Class II directors until the 2019 annual meeting of stockholders.	FOR	Plurality	No

Proposal 2: Ratify the selection of Grant Thornton LLP as our independent registered public accountants for the year ending December 31, 2016.	FOR	Majority Votes Cast	Yes

Proposal 3: Approve an amendment to our 2013 Equity Incentive Plan (the “2013 Plan”) to increase the aggregate number of shares authorized for issuance under the 2013 Plan.	FOR	Majority Votes Cast	No

Plurality means that the nominees for director receiving the greatest number of votes will be elected. Withheld votes and “broker non-votes” will have no effect on the election of a nominee.

Majority Votes Cast means that a proposal that receives an affirmative majority of the votes cast will be approved. Abstentions and broker non-votes will not be counted “FOR” or “AGAINST” the proposal and will have no effect on the proposal.

Broker Discretionary Voting occurs when a broker does not receive voting instructions from the beneficial owner and votes those shares in its discretion on any proposal on which it is permitted to vote.

How are votes counted?

Votes will be counted by the inspector of elections appointed for the meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes, as described in the next paragraph, have no effect and will not be counted towards the vote total for Proposals 1 and 2, and will have the same effect as an “Against” vote for Proposal 3.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules on which your broker may vote shares held in street name without your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Under current broker voting rules, any election of a member of the Board of Directors, whether contested or uncontested, is considered “non-discretionary” and therefore brokers are not permitted to vote your shares held in street name for the election of directors in the absence of instructions from you. Each of the proposals other than Proposal 2 is “non-discretionary” and therefore if you hold your shares through a broker, bank or other agent, your shares will not be voted on Proposals 1 or 3 unless you provide voting instructions to the record holder.

Could other matters be decided at the Annual Meeting?

Histogenics does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the Annual Meeting, the persons named on the proxy card will have discretionary authority to vote the shares represented by proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such other business.

What happens if a director nominee is unable to stand for election?

If a nominee is unable to stand for election, our Board of Directors may either:

•	reduce the number of directors that serve on the board, or

•	designate a substitute nominee.

If our Board of Directors designates a substitute nominee, shares represented by proxies voted for the nominee who is unable to stand for election will be voted for the substitute nominee.

What happens if I sign and return my proxy card but do not provide voting instructions?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted:

•	Proposal 1: “FOR” the election of each of Adam Gridley and Michael Lewis as Class II directors to serve a term of three years until our 2019 annual meeting of stockholders;

•	Proposal 2: “FOR” the ratification of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2016;

•	Proposal 3: “FOR” the approval of an amendment to the 2013 Plan to increase the aggregate number of shares authorized for issuance under the 2013 Plan; and

•	If any other matter is properly presented at the Annual Meeting, the proxyholders for shares voted on the proxy card (i.e. one of the individuals named as proxies on your proxy card) will vote your shares using their best judgment.

What do I need to show to attend the Annual Meeting in person?

You will need proof of your share ownership (such as a recent brokerage statement or letter from your broker showing that you owned shares of our common stock as of April 25, 2016) and a form of photo identification. If you do not have proof of ownership and valid photo identification, you may not be admitted to the Annual Meeting. All bags, briefcases and packages will be held at registration and will not be allowed in the meeting. We will not permit the use of cameras (including cell phones and other devices with photographic capabilities) and other recording devices in the meeting room.

Who is paying for this proxy solicitation?

The accompanying proxy is being solicited by the Board of Directors of the Company. In addition to this solicitation, directors and employees of the Company may solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. In addition, the Company may also retain one or more third parties to aid in the solicitation of brokers, banks and institutional and other stockholders. We will pay for the entire cost of soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What happens if the Annual Meeting is postponed or adjourned?

Unless the polls have closed or you have revoked your proxy, your proxy will still be in effect and may be voted once the Annual Meeting is reconvened. However, you will still be able to change or revoke your proxy with respect to any proposal until the polls have closed for voting on such proposal.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results are expected to be announced at the Annual Meeting. Final voting results will be reported on a Current Report on Form 8-K filed with the SEC no later than the fourth business day after the Annual Meeting, or June 28, 2016.

How can I find Histogenics’ proxy materials and annual report on the internet?

This proxy statement and the 2015 annual report on Form 10-K are available on the “Investors” section of our corporate website located at http://ir.histogenics.com. You also can obtain copies without charge at the SEC’s website at www.sec.gov. Additionally, in accordance with SEC rules, you may access these materials at www.proxyvote.com, which does not have “cookies” that identify visitors to the site.

How do I obtain a separate set of Histogenics’ proxy materials if I share an address with other stockholders?

In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address receive only one copy of the Notice. This practice, called “housekeeping,” is designed to reduce duplicate mailings and save printing and postage costs as well as natural resources. If you would like to have a separate copy of the Notice or our annual report on Form 10-K and/or proxy statement mailed to you or to receive separate copies of future mailings, please submit your request to the address or phone number that appears on your Notice or proxy card. We will deliver such additional copies promptly upon receipt of such request.

In other cases, stockholders receiving multiple copies at the same address may wish to receive only one. If you would like to receive only one copy if you now receive more than one, please submit your request to the address or phone number that appears on your Notice or proxy card.

Can I receive future proxy materials and annual reports electronically?

Yes. This proxy statement and the 2015 annual report on Form 10-K are available on the “Investors” section of our corporate website located at http://ir.histogenics.com. Instead of receiving paper copies in the mail, stockholders can elect to receive an email that provides a link to our future annual reports and proxy materials on the internet. Opting to receive your proxy materials electronically will save us the cost of producing and mailing documents to your home or business will reduce the environmental impact of our annual meetings and will give you an automatic link to the proxy voting site.

May I propose actions for consideration at next year’s annual meeting or nominate individuals to serve as directors?

Yes. The following requirements apply to stockholder proposals, including director nominations, for the 2017 annual meeting of stockholders.

Requirements for Stockholder Proposals to be Considered for Inclusion in Histogenics’ Proxy Materials:

Stockholders interested in submitting a proposal (other than the nomination of directors) for inclusion in the proxy materials to be distributed by us for the 2017 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for inclusion in Histogenics’ proxy materials, stockholder proposals must be received at our principal executive offices no later than the close of business on December 29, 2016 which is the 120th day prior to the first anniversary of the date that we released this proxy statement to our stockholders for the Annual Meeting. To be included in our proxy materials, your proposal also must comply with the Company’s amended and restated bylaws and Rule 14a-8 promulgated under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If we change the date of the 2017 annual meeting of stockholders by more than 30 days from the anniversary of this year’s Annual Meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2017 annual meeting of stockholders. Proposals should be sent to Histogenics Corporation, 830 Winter Street, 3rd Floor, Waltham, MA 02451, Attn: Corporate Secretary.

Requirements for Stockholder Nomination of Director Candidates and Stockholder Proposals Not Intended for Inclusion in Histogenics’ Proxy Materials:

Stockholders who wish to nominate persons for election to the Board of Directors at the 2017 annual meeting of stockholders or who wish to present a proposal at the 2017 annual meeting of stockholders, but who do not intend for such proposal to be included in Histogenics’ proxy materials for such meeting, must deliver written notice of the nomination or proposal to our Corporate Secretary at 830 Winter Street, 3rd Floor, Waltham, MA 02451 no earlier than February 12, 2017 and no later than March 14, 2017. However, if the 2017 annual meeting of stockholders is held earlier than May 23, 2017 or later than July 22, 2017, nominations and proposals must be received no later than the close of business on the later of (a) the 90th day prior to the 2017 annual meeting of stockholders and (b) the 10th day following the day we first publicly announce the date of the 2017 annual meeting. The stockholder’s written notice must include certain information concerning the stockholder and each nominee and proposal, as specified in our amended and restated bylaws.

Copy of Amended and Restated Bylaws:

You may request a copy of the Company’s amended and restated bylaws at no charge by writing to Histogenics’ Corporate Secretary at 830 Winter Street, 3rd Floor, Waltham, MA 02451. A current copy of our amended and restated bylaws also is available on the “Investors” section of our corporate website located at http://ir.histogenics.com.

Whom should I call if I have any questions?

If you have any questions, would like additional Histogenics proxy materials or proxy cards, or need assistance in voting your shares, please contact Investor Relations, Histogenics Corporation, 830 Winter Street, 3rd Floor, Waltham, MA 02451 or by telephone at (781) 547-7900.

Important Notice Regarding the Availability of Proxy Materials

for the Meeting to be Held on Wednesday, June 22, 2016

This proxy statement and our annual report on Form 10-K are available on-line at www.proxyvote.com.

PROPOSAL 1

ELECTION OF ADAM GRIDLEY AND MICHAEL LEWIS AS CLASS II DIRECTORS

Under our amended and restated bylaws, our Board of Directors is divided into three classes of roughly equal size. The members of each class are elected to serve a 3-year term with the term of office of each of the three classes ending in successive years. Pursuant to our amended and restated bylaws, the Board of Directors has fixed the current number of directors at seven. Adam Gridley and Michael Lewis are the two Class II directors whose terms expire at this Annual Meeting. Messrs. Gridley and Lewis have been nominated for election by our Board of Directors to serve until the 2019 annual meeting of stockholders or until their successors are elected (or until their earlier death, resignation or removal). It is our policy to encourage nominees for director to attend the Annual Meeting.

Directors are elected by a plurality of the votes cast at the Annual Meeting. The two nominees receiving the highest number of “FOR” votes will be elected. Abstentions and broker non-votes will have no effect on the outcome of the election of directors at the Annual Meeting.

Shares represented by signed proxy cards will be voted on Proposal 1 “FOR” the election of Messrs. Gridley and Lewis to the Board of Directors at the Annual Meeting, unless otherwise marked on the card. If any Histogenics director nominee becomes unavailable for election as a result of an unexpected occurrence, shares represented by proxy will be voted for the election of a substitute nominee designated by our current Board of Directors, unless otherwise marked on the card. Messrs. Gridley and Lewis, Histogenics’ two director nominees, have each agreed to serve as a director if elected. We have no reason to believe that any of the Histogenics nominees will be unable to serve if elected.

Nominees for Election as Class II Directors at the Annual Meeting

This year’s nominees for election to the Board of Directors as our Class II directors to serve for a term of three years expiring at the 2019 annual meeting of stockholders, or until their successors have been duly elected and qualified or until their earlier death, resignation or removal, are provided below. The age of each director as of April 28, 2016 is set forth below.

Name	Age	Positions and Offices Held with Company	Director Since
Adam Gridley	43	President, Chief Executive Officer and Director	2014
Michael Lewis	57	Director	2011

The following is additional information about each of the nominees as of the date of this proxy statement, including their business experience, public company director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating/Corporate Governance Committee and our Board of Directors to determine that the nominees should serve as one of our directors.

Adam Gridley has served as our Chief Executive Officer and President since May 2014. Mr. Gridley previously served from October 2012 until May 2014 as Senior Vice President of Technical Operations at Merz North America, Inc., the North American business unit of Merz, Inc., a privately-held pharmaceuticals company. From September 2011 to October 2012, he was Senior Vice President, Operations & Product Development responsible for global research and development and manufacturing for Merz Aesthetics, Inc., a global business unit of Merz, Inc., and from July 2010 to September 2011, Mr. Gridley held the position of Senior Vice President, Product Development at Merz. From September 2008 to July 2010, Mr. Gridley was Senior Vice President, Corporate Development for BioForm Medical, Inc., a publicly-traded company acquired by Merz, Inc. Mr. Gridley holds a B.S. and an M.B.A from the University of Denver. We believe that Mr. Gridley’s qualifications to serve as a director of our company include his extensive experience as an executive in the biotechnology industry and his prior service as a senior-level executive in both early stage and mature biotechnology companies.

Michael Lewis has served as a member of our Board of Directors since May 2011. Mr. Lewis has more than 25 years of experience in the investment management and retail industries. Mr. Lewis is currently Chairman of Oceana Investment Corporation Limited, a private U.K. investment company, and is also a Partner of Oceana Investment Partners LLP, a U.K. investment advisor. Mr. Lewis currently serves as Chairman of Strandbags Holdings Pty Limited, an Australian retail company comprising some 450 stores and a Non-Executive Director of The Foschini Group Limited, a South African retail company with some 2,000 stores. Mr. Lewis serves on the board of United Trust Bank Limited, a U.K.-based bank, and served on the Supervisory Board of Axel Springer AG in Germany from 2007 to September 2012. Mr. Lewis previously worked for Ivory and Sime, a money manager based in Scotland, and Lombard Odier, a money manager based in England. He has an undergraduate degree and a postgraduate degree from the University of Cape Town. We believe Mr. Lewis’ qualifications to serve as a director of our company include his extensive experience in money management, and as an investor and director of biomedical and other companies.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE THE PROXY CARD “FOR” THE ELECTION OF MICHAEL LEWIS AND ADAM GRIDLEY AS CLASS II DIRECTORS

Continuing Directors Not Standing for Election

Certain information about those directors whose terms do not expire at the Annual Meeting is furnished below, including their business experience, public company director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating/Corporate Governance Committee and our Board of Directors to determine that the directors should serve as one of our directors. The age of each director as of April 28, 2016 is set forth below.

Name	Age	Positions and Offices Held with Company	Director Since
Garheng Kong, M.D., Ph.D.	40	Director, Chairman of the Board	2012
Joshua Baltzell	46	Director	2012
David Gill	61	Director	2015
John H. Johnson	58	Director	2013
Kevin Rakin	55	Director	2012

Class I Directors (Terms Expire in 2018)

Joshua Baltzell has served as a member of our Board of Directors since 2012. Mr. Baltzell is a Venture Partner at Split Rock Partners, and also serves as a Venture Partner at SightLine Partners. He has been with Split Rock since 2004 and with SightLine since 2014. Mr. Baltzell has over 20 years of experience in the healthcare industry. Prior to his tenure in the venture capital industry, Mr. Baltzell held roles as an investment banker at Piper Jaffray Companies from 2000 to 2002, where he focused primarily on mergers and acquisitions in the medical device sector, as well as various marketing and business development positions with SCIMED and Boston Scientific. Mr. Baltzell currently serves on the boards of Colorescience, Dfine and EBR Systems. Additionally, Mr. Baltzell is also a director at Entellus. Mr. Baltzell holds a B.A. in Economics from St. Olaf College and an M.B.A. from the University of Minnesota’s Carlson School of Management. We believe that Mr. Baltzell’s qualifications to serve as a director of our company include his extensive experience in the venture capital industry, his investment banking experience in the healthcare and medical device industries with both public and privately held companies and his significant prior board experience.

Kevin Rakin has served as a member of our Board of Directors since October 2012. Mr. Rakin is a co-founder and Partner at HighCape Partners, a growth equity life sciences fund where he has served since November 2013. From June 2011 to November 2012, Mr. Rakin was the President of Regenerative Medicine at Shire plc, a

leading specialty biopharmaceutical company. Prior to joining Shire, Mr. Rakin served as the Chairman and Chief Executive Officer of Advanced BioHealing from 2007 until its acquisition by Shire for $750 million in June 2011. Mr. Rakin currently serves on the executive committee for Connecticut United for Research Excellence, Connecticut’s bioscience cluster and on the boards of Cheetah Medical Inc. and Tela Bio, Inc. He has previously served as a board member for Ipsogen SA, Vion Pharmaceuticals, Inc., OMRIX Biopharmaceuticals, Inc. and Clinical Data, Inc. Mr. Rakin holds an M.B.A. from Columbia University and received his graduate and undergraduate degrees in Commerce from the University of Cape Town, South Africa. We believe that Mr. Rakin’s qualifications to serve as a director of our company include his extensive experience as an executive in the biotechnology industry, as well as his service in positions in various companies as a chief executive officer, chief financial officer and president and his involvement in public and private financings and mergers and acquisitions in the biotechnology industry.

Class III Directors (Terms Expire in 2017)

David Gill has served as a member of our Board of Directors since February 2015. Mr. Gill currently serves as the President and Chief Financial Officer of EndoChoice, Inc., a medical device company focused on gastrointestinal disease. Mr. Gill joined EndoChoice, Inc. as Chief Financial Officer in August 2014 and was subsequently appointed President in 2016. Mr. Gill currently serves on the board and as audit committee chairman of Cempra, Inc. Previously he served as the Chief Financial Officer of INC Research, a clinical research organization, from February 2011 to August 2013 after having served as a board member and its audit committee chairman from 2007 to 2010. Mr. Gill was the Chief Financial Officer of TransEnterix, Inc., a medical device company, from March 2009 to February 2011 and the Chief Financial Officer and Treasurer of NxStage Medical, Inc, a publicly-traded dialysis equipment company, from July 2005 to November 2006. Mr. Gill also served as a director and audit committee chairman on two public life science company boards, LeMaitre Vascular, Inc. and IsoTis OrthoBiologics, Inc. and several private life science companies from 2006 to 2009. Earlier in his career Mr. Gill served in a variety of senior executive leadership roles for several publically-traded companies including CTI Molecular Imaging, Inc., Interland Inc., Novoste Corporation, and Dornier Medical Systems. Mr. Gill holds a B.S. degree, cum laude, in Accounting from Wake Forest University and an M.B.A. degree, with honors, from Emory University, and was formerly a certified public accountant. We believe that Mr. Gill’s qualifications to serve as a director of our company include his extensive experience as an executive in the biotechnology industry and his prior service as a senior-level executive in mature biotechnology companies.

John H. Johnson has served as a member of our Board of Directors since November 2013. Mr. Johnson served as President and Chief Executive Officer of Dendreon Corporation from January 2012 to August 2014. Mr. Johnson previously served as the Chief Executive Officer and a director of Savient Pharmaceuticals, Inc., a pharmaceutical company, from January 2011 until January 2012, and prior to that time, served as Senior Vice President and President of Eli Lilly and Company’s oncology unit from November 2009 until January 2011. He was also Chief Executive Officer of ImClone Systems Incorporated from 2007 until November 2009, and served on ImClone’s board of directors until it was acquired by Eli Lilly in 2008. Prior to joining ImClone, Mr. Johnson served as Company Group Chairman of Johnson & Johnson’s Worldwide Biopharmaceuticals unit from 2005 until 2007, President of its Ortho Biotech Products LP and Ortho Biotech Canada units from 2003 until 2005, and Worldwide Vice President of its CNS, Pharmaceuticals Group Strategic unit from 2001 until 2003. Mr. Johnson currently serves as chairman of the board of directors of Strongbridge Biopharma plc, and as a director of Cempra Inc., Portola Pharmaceuticals, Inc. and Sucampo Pharmaceuticals, Inc. He also served as a member of the board of directors for the Pharmaceutical Research and Manufacturers of America and as a member of the Health Section Governing Board of Biotechnology Industry Organization. He earned his B.S. from the East Stroudsburg University of Pennsylvania. We believe that Mr. Johnson’s qualifications to serve as a director of our company include his extensive experience as an executive in the biotechnology industry and his prior service as a senior-level executive in mature biotechnology companies.

Garheng Kong, M.D., Ph.D. has served as a member of our Board of Directors since July 2012. Dr. Kong has been the Managing Partner of HealthQuest Capital, a healthcare investment firm, since July 2013. He was a general partner at Sofinnova Ventures, a venture capital firm focused on life sciences, from September 2010 to December 2013. From 2000 to September 2010, he was at Intersouth Partners, a venture capital firm, most recently as a general partner. Dr. Kong has served on the board of directors of Cempra, Inc. since 2006 and as chairman of its board since 2008. Dr. Kong has also served on the board of directors of Strongbridge Biopharma plc since September 2015, the board of directors of Alimera Sciences, Inc. since October 2012 and on the board of directors of Laboratory Corporation of America Holdings since December 2013. Dr. Kong holds a B.S. from Stanford University. He holds an M.D., Ph.D. and an M.B.A. from Duke University. We believe that Dr. Kong’s qualifications to serve as a director of our company include his knowledge and experience in the venture capital industry, his medical training and his significant prior board experience with both public and privately held companies.

CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under NASDAQ listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Consistent with these regulations, after review of all relevant transactions or relationships between each director, or any of his family members, and the Company, its senior management and its independent registered public accounting firm, the Board of Directors has determined that all of our directors are independent directors within the meaning of applicable NASDAQ listing standards, except for Mr. Gridley, our Chief Executive Officer.

Information Regarding the Board of Directors and its Committees

As required under NASDAQ listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Dr. Kong, Chairman of the Board of Directors, presides over these executive sessions.

Our Board of Directors has an Audit Committee, a Compensation Committee and a Nominating/Corporate Governance Committee. The following table provides membership and meeting information for each of the Board committees during 2015:

Committee	Chairman	Members	Number of Committee Meetings in 2015
Audit Committee(1)	David Gill	John H. Johnson and Kevin Rakin	5
Compensation Committee	John H. Johnson	Joshua Baltzell and Kevin Rakin	7
Nominating/Corporate Governance Committee	Garheng Kong, M.D., Ph.D.	Joshua Baltzell and Michael Lewis	2

(1)	Effective February 2, 2015, Mr. Gill became a member and Chairman of the Audit Committee. Mr. Rakin remained a member of the Audit Committee and Mr. Lewis resigned as member of the Audit Committee effective February 2, 2015.

Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of the Audit, Compensation and Nominating/Corporate Governance Committees meets applicable rules and regulations regarding “independence” and that each such member is free of any relationship that would interfere with his individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board of Directors oversees the quality and integrity of the Company’s financial statements and other financial information provided to the Company’s stockholders, the retention and performance of the Company’s independent accountants, the effectiveness of the Company’s internal controls and disclosure controls, and the Company’s compliance with ethics policies and SEC and related regulatory requirements Pursuant to the Audit Committee charter, the functions of the Audit Committee include, among other things: (1) appointing, approving the compensation of, and assessing the independence of our registered public accounting firm; (2) overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm; (3) reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures; (4) monitoring our internal control over financial reporting and our disclosure controls and procedures; (5) meeting independently with our registered public accounting firm and management; (6) furnishing the audit committee report required by SEC rules; (7) reviewing and approving or ratifying any related person transactions; and (8) overseeing our risk assessment and risk management policies. Our Audit Committee charter is available on the “Investors” section of our corporate website located at http://ir.histogenics.com. Three directors comprised the Audit Committee as of December 31, 2015: Mr. Gill (the Chairman of the Audit Committee), Mr. Johnson and Mr. Rakin. The Audit Committee met five times during 2015. Effective February 2, 2015, Mr. Gill became a member and Chairman of the Audit Committee. Mr. Rakin remained a member of the Audit Committee and Mr. Lewis resigned as member of the Audit Committee effective February 2, 2015.

All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. Our Board of Directors has determined that Mr. Gill and Mr. Rakin are “audit committee financial experts” as defined by applicable SEC rules and have the requisite financial sophistication as defined under the applicable NASDAQ rules and regulations.

The Board of Directors annually reviews the NASDAQ listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in applicable NASDAQ listing standards and Rule 10A-3 promulgated under the Exchange Act).

Compensation Committee

The Compensation Committee of the Board of Directors reviews and approves the design of, assesses the effectiveness of, and administers compensation programs for officers and employees, including our equity incentive plans. Pursuant to the Compensation Committee charter, the functions of the Compensation Committee include: (1) evaluating the performance of our chief executive officer and determining the chief executive officer’s salary and contingent compensation based on his or her performance and other relevant criteria; (2) identifying the corporate and individual objectives governing the chief executive officer’s compensation; (3) approving the compensation of our other executive officers; (4) making recommendations to our board with respect to director compensation; (5) reviewing and approving the terms of material agreements between us and our executive officers; (6) overseeing and administering our equity incentive plans and employee benefit plans; (7) reviewing and approving policies and procedures relating to the perquisites and expense accounts of our executive officers; (8) preparing the annual Compensation Committee report required by SEC rules; and (9) conducting a review of executive officer succession planning, as necessary, reporting its findings and recommendations to our Board of Directors, and working with the Board in evaluating potential successors to executive officer positions. In accordance with NASDAQ listing standards and our amended and restated Compensation Committee charter, our Board of Directors has granted our Compensation Committee the authority and responsibility to retain or obtain the advice of compensation consultants, legal counsel and other compensation advisers, the authority to fund such advisers, and the responsibility to consider the independence factors specified under applicable law and any additional factors the Compensation Committee deems relevant. Our Compensation Committee charter is available on the “Investors” section of our corporate website located at http://ir.histogenics.com.

Three directors comprised the Compensation Committee of the Board of Directors as of December 31, 2015: Mr. Johnson (the Chairman of the Compensation Committee), Mr. Baltzell and Mr. Rakin. The Compensation Committee met seven times during 2015.

The Board of Directors has determined that all members of the Compensation Committee are independent (as independence is currently defined in the NASDAQ listing standards). In addition, each of our directors serving on our Compensation Committee satisfies the heightened independence standards for members of a compensation committee under NASDAQ listing standards. Each member of this committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Our Chief Executive Officer and our Chief Financial Officer often participate in the Compensation Committee’s meetings. Neither of them participates in the determination of their own respective compensation or the compensation of directors. However, Mr. Gridley does make recommendations to the Compensation Committee regarding the amount and form of the compensation of the other executive officers and key employees, and he often participates in the Compensation Committee’s deliberations about their compensation. No other executive officers participate in the determination of the amount or form of the compensation of executive officers or directors.

The Compensation Committee has retained Radford, a well-known consulting firm, since January 2015. In February 2016, Radford presented a new executive compensation report to the Compensation Committee. Radford provided the Compensation Committee with data about the compensation paid by our peer group of companies and other employers who compete with the Company for executives, updated the Compensation Committee on new developments in areas that fall within the Compensation Committee’s jurisdiction and was available to advise the Compensation Committee regarding all of its responsibilities. The consultant serves at the pleasure of the Compensation Committee rather than the Company, and the consultant’s fees are approved by the Compensation Committee. In December 2015, our Compensation Committee assessed the independence of Radford pursuant to applicable SEC rules and NASDAQ listing standards and concluded that the work of Radford has not raised any conflict of interest.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has ever been an officer or employee of the Company. No executive officer of the Company serves as a member of the Board of Directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or our Compensation Committee.

Nominating/Corporate Governance Committee

Our Nominating/Corporate Governance Committee identifies, evaluates and recommends nominees to our Board of Directors and committees of our Board of Directors, conducts searches for appropriate directors, and evaluates the performance of our Board of Directors and of individual directors. Pursuant to the Nominating/Corporate Governance Committee charter, the functions of the Nominating/Corporate Governance Committee include, among other things: (1) identifying, evaluating, and making recommendations to our Board of Directors and our stockholders concerning nominees for election to our board, to each of the board’s committees and as committee chairs; (2) annually reviewing the performance and effectiveness of our board and developing and overseeing a performance evaluation process; (3) annually evaluating the performance of management, the board and each board committee against their duties and responsibilities relating to corporate governance; (4) annually evaluating adequacy of our corporate governance structure, policies, and procedures; and (5) providing reports to our board regarding the committee’s nominations for election to the Board of Directors and its committees. Our Nominating/Corporate Governance Committee charter is available on the “Investors” section of our corporate website located at http://ir.histogenics.com. Three directors comprised the Nominating/Corporate Governance Committee as of December 31, 2015: Dr. Kong (the Chairman of the Nominating/Corporate Governance Committee), Mr. Baltzell and Mr. Lewis. The Nominating/Corporate Governance Committee met twice during 2015.

The Nominating/Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements and having a general understanding of the Company’s industry. The Nominating/Corporate Governance Committee also considers other factors it deems appropriate, including, but not limited to:

•	the candidate’s relevant expertise and experience upon which to offer advice and guidance to management;

•	the candidate having sufficient time to devote to the affairs of the Company;

•	the candidate having a proven track record in his or her field;

•	the candidate’s ability to exercise sound business judgment;

•	the candidate’s commitment to vigorously represent the long-term interests of our stockholders;

•	whether or not a conflict of interest exists between the candidate and our business;

•	whether the candidate would be considered independent under applicable NASDAQ and SEC standards;

•	the current composition of the Board of Directors; and

•	the operating requirements of the Company.

In conducting this assessment, the committee considers diversity, age, skills, and such other factors as it deems appropriate given the then-current needs of the Board of Directors and the Company, to maintain a balance of knowledge, experience and capability. While diversity and variety of experiences and viewpoints represented on the Board of Directors should always be considered, the Nominating/Corporate Governance Committee believes that a director nominee should not be chosen nor excluded solely or largely because of race, color, gender, national origin or sexual orientation or identity.

In the case of incumbent directors whose terms of office are set to expire, the Nominating/Corporate Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence.

When there is a vacancy on the Board of Directors, the Nominating/Corporate Governance Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems it appropriate, a professional search firm. The Nominating/Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating/Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.

The Nominating/Corporate Governance Committee will consider director candidates recommended by stockholders and evaluate them using the same criteria as candidates identified by the Board of Directors or the Nominating/Corporate Governance Committee for consideration. If a stockholder of the Company wishes to recommend a director candidate for consideration by the Nominating/Corporate Governance Committee, the stockholder recommendation should be delivered to the Corporate Secretary of the Company at the principal executive offices of the Company pursuant to the terms and conditions of our amended and restated bylaws. The stockholder recommendation must, among other things, set forth

•	for each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act, and such person’s written consent to serve as a director if elected;

•

as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner; (2) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and such beneficial owner and a representation that the stockholder will notify the Company in writing of the class and number of such shares owned beneficially and of record as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed; (3) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Company’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Company’s voting shares to elect such nominee or nominees; and (4) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such stockholder with respect to stock of the Company and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such stockholder, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk of stock price changes for, such stockholder or to increase or decrease the voting power or pecuniary or economic interest of such stockholder with respect to stock of the Company;

•	any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company and a representation that the stockholder will notify the Company in writing of any such Derivative Instrument in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

•	a description of any agreement, arrangement or understanding with respect to the proposal of business between or among such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing and a representation that the stockholder will notify the Company in writing of any such agreements, arrangements or understandings in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

•	a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; and

•	any other information that is required to be provided by the stockholder pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder in such stockholder’s capacity as a proponent of a stockholder proposal.

In addition, our amended and restated bylaws require that the stockholder recommendation shall set forth as to each person whom the stockholder proposes to nominate for election or reelection as a director (1) the name, age, business address and residence address of the person; (2) the principal occupation or employment of the person; (3) the class, series and number of shares of capital stock of the Company that are owned beneficially and of record by the person; (4) a statement as to the person’s citizenship; (5) the completed and signed representation and agreement described above; (6) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Exchange Act; (7) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (8) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person with respect to stock of the Company and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk of stock price changes for, such person or to increase or decrease the voting power or pecuniary or economic interest of such person with respect to stock of the Company.

We believe that each of our directors and nominees brings a strong background and set of skills to our Board of Directors, giving the Board of Directors, as a whole, an appropriate balance of the knowledge, experience, attributes, skills and expertise. In addition, six of our seven directors are independent under NASDAQ standards (Mr. Gridley, our Chief Executive Officer, being the only exception as he is a Company employee) and our Nominating/Corporate Governance Committee believes that all seven directors are independent of the influence of any particular stockholder or group of stockholders whose interests may diverge from the interests of our stockholders as a whole. We believe that our directors have a broad range of personal characteristics including leadership, management, pharmaceutical, business, marketing and financial experience and abilities to act with integrity, with sound judgment and collegially, to consider strategic proposals, to assist with the development of our strategic plan and oversee its implementation, to oversee our risk management efforts and executive compensation and to provide leadership, to commit the requisite time for preparation and attendance at board and committee meetings and to provide required expertise on our board committees. As described above, the Nominating/Corporate Governance Committee has recommended the members of our Board of Directors for their directorships. In evaluating such directors, our Nominating/Corporate Governance Committee has reviewed the experience, qualifications, attributes and skills of our directors and nominees, including those identified in the biographical information set forth above in the section entitled “Election of Directors.” The Nominating/Corporate Governance Committee believes that the members of our Board of Directors offer insightful and creative views and solutions with respect to issues facing the Company. In addition, the Nominating/Corporate Governance Committee also believes that the members of our Board of Directors function well together as a group. The Nominating/Corporate Governance Committee believes that the above-mentioned attributes and qualifications, along with the leadership skills and other experiences of the members of the Board of Directors described in further detail above under the section entitled “Election of Directors,” provide the Company with the perspectives and judgment necessary to guide the Company’s strategies and monitor their execution.

Separation of CEO and Chairman of the Board Roles

Our Board of Directors separates the positions of Chairman of the Board and Chief Executive Officer. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. The Board of Directors recognizes the time, effort, and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman of the Board, particularly as the Board of Directors’ oversight responsibilities continue to grow. We believe that having separate positions and having an independent outside director serve as Chairman of the Board is the appropriate leadership structure for the Company at this time.

Meetings of the Board of Directors

The Board of Directors met seven times during 2015. Each director attended 75% or more of the aggregate of the meetings of the Board of Directors and of the committees on which he served, held during the period for which he was a director or committee member.

Director Attendance at Annual Meetings of Stockholders

Directors are encouraged, but not required, to attend our annual stockholder meetings. All of our directors attended our 2015 Annual Meeting of Stockholders.

Stockholder Communications with the Board of Directors

Stockholders may communicate with the Board of Directors, including the independent members of the Board of Directors, by sending a letter to the Corporate Secretary, Histogenics Corporation, 830 Winter Street, 3rd Floor, Waltham, MA 02451. Each such communication should set forth (1) the name and address of such stockholder, as they appear on the Company’s books and, if the shares of the Company’s stock are held by a nominee, the name and address of the beneficial owner of such shares, and (2) the number of shares of the

Company’s stock that are owned of record by such record holder and beneficially by such beneficial owner. The Corporate Secretary will review all communications from stockholders, but may, in his sole discretion, disregard any communication that he believes is not related to the duties and responsibilities of the Board of Directors. If deemed an appropriate communication, the Corporate Secretary will submit a stockholder communication to a chairman of a committee of the Board of Directors, or a particular director, as appropriate.

Code of Business Conduct

We have adopted a Code of Business Conduct that applies to each of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions. The code addresses various topics, including: (1) compliance with applicable laws, rules and regulations; (2) conflicts of interest; (3) public disclosure of information; (4) insider trading; (5) corporate opportunities; (6) competition and fair dealing; (7) gifts; (8) discrimination, harassment and retaliation; (9) health and safety; (10) record-keeping; (11) confidentiality; (12) protection and proper use of company assets; (13) payments to government personnel; and (14) the reporting of illegal and unethical behavior.

The Code of Business Conduct is available on the “Investors” section of our corporate website located at http://ir.histogenics.com. Any waiver of the code of business conduct for an executive officer or director may be granted only by our Board of Directors or a committee thereof and must be timely disclosed as required by applicable law. We intend to disclose future amendments to certain provisions of our code of business conduct, or waivers of those provisions, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions on our website, www.histogenics.com.

We have implemented whistleblower procedures that establish formal protocols for receiving and handling complaints from employees. Any concerns regarding accounting or audit matters reported under these procedures will be communicated promptly to the Audit Committee.

Risk Oversight

Our Board of Directors has responsibility for the oversight of the company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes our Board of Directors receiving regular reports from board committees and members of senior management to enable our Board of Directors to understand the company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The Audit Committee reviews information regarding liquidity and operations, and oversees our management of financial risks. Periodically, the Audit Committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the Audit Committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The Compensation Committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The Nominating/Corporate Governance Committee manages risks associated with the independence of the Board of Directors, corporate disclosure practices, and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our Board of Directors as a whole.

The oversight of risk within the Company is an evolving process requiring the Company to continually look for opportunities to further embed systematic enterprise risk management into ongoing business processes within the Company. The Board of Directors encourages management to continue to drive this evolution.

Employee Compensation Risks

As part of its oversight of the Company’s executive compensation program, the Compensation Committee considers the impact of the Company’s executive compensation program, and the incentives created by the compensation awards that it administers, on the Company’s risk profile. In addition, the Compensation Committee reviews the compensation policies and procedures for all employees, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. The Compensation Committee has determined that, for all employees, our Company’s compensation programs are not reasonably likely to have a material adverse effect on the Company.

Director Compensation

Our Board of Directors adopted a non-employee director policy effective as of the date of our initial public offering and subsequently amended and restated such policy in June 2015. The table below sets forth the provisions of the Amended and Restated Compensation Program for Non-Employee Directors.

Term	Compensation
Annual Cash Retainer(1)	$40,000
Chairman of Board Compensation(1)	Additional annual retainer of $20,000
Chair of Audit Committee Compensation(1)	Additional annual retainer of $10,000
Chair of Compensation Committee Compensation(1)	Additional annual retainer of $7,500
Chair of Nominating/Corporate Governance Committee Compensation(1)	Additional annual retainer of $7,500
Non-Chair Member of Audit Committee Compensation(1)	Additional annual retainer of $5,000
Non-Chair Member of Compensation Committee Compensation(1)	Additional annual retainer of $3,750
Non-Chair Member of Nominating/Corporate Governance Committee Compensation(1)	Additional annual retainer of $3,750
Initial Option Grant	Option to purchase up to 20,000 shares of our common stock(2)
Annual Option Grant	Option to purchase 10,000 shares of our common stock following each annual meeting of stockholders(3)

(1)	All annual cash retainer fees are paid in four quarterly payments.
(2)	Option vests and becomes exercisable with respect to 8.33% of the option shares for each three-month period after the date of grant.
(3)	Option vests and becomes exercisable with respect to 8.33% of the option shares for each one-month period following the date of grant.

All stock option grants to non-employee directors will have an exercise price per share equal to the fair market value of one share of our common stock on the date of grant and will be subject to the terms of our 2013 Equity Incentive Plan. Each option granted under our Amended and Restated Compensation Program for Non-Employee Directors that is not fully vested will become fully vested upon a change in control of our Company and if the non-employee director’s service terminates due to death.

We currently have a policy to reimburse our non-employee directors for travel, lodging and other reasonable expenses incurred in connection with their attendance at board and committee meetings.

Director Compensation Table for Year Ended December 31, 2015

The following table sets forth information regarding compensation earned by each of our non-employee directors during the fiscal year ended December 31, 2015.

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
Garheng Kong, M.D., Ph.D.	67,500	74,917	142,417
Kevin Rakin	48,750	74,917	123,667
John Johnson	57,500	76,697	134,197
Michael Lewis	44,208	74,917	119,125
Josh Baltzell	47,500	74,917	122,417
David Gill	50,000	96,735	146,735

(1)	Mr. Gridley was not eligible in 2015 to receive any compensation from us for his service as a director pursuant to our Amended and Restated Compensation Program for Non-Employee Directors because Mr. Gridley is a Company employee.

The following table sets forth information regarding outstanding option awards held by each of our non-employee directors as of December 31, 2015:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Garheng Kong, M.D., Ph.D.	10,000	10,000	6.86	June 24, 2025(1)
Josh Baltzell	10,000	10,000	6.86	June 24, 2025(1)
David Gill	3,400	3,400	6.86	June 24, 2025(1)
	3,300	9,900	8.30	February 2, 2025(2)
John Johnson	4,627	4,628	7.13	December 10, 2023(3)
	5,237	5,238	6.86	June 24, 2025(1)
	5,000	5,000	6.86	June 24, 2025(1)
Michael Lewis	10,000	10,000	6.86	June 24, 2025(1)
Kevin Rakin	10,000	10,000	6.86	June 24, 2025(1)

(1)	This option vests in twelve (12) equal monthly installments commencing on the date of grant.
(2)	As of December 31, 2015, this option was exercisable with respect to 25% of the shares when the optionee completes each
12-month period of continuous service after February 2, 2015, and the balance of the shares become exercisable in equal quarterly instalments over the 36 months thereafter. This was the vesting schedule applicable to all initial grants to directors under the Company’s initial Compensation Program for Non-Employee Directors. In June 2015, the Board of Directors amended and restated the initial Compensation Program for Non-Employee Directors. Under the Amended and Restated Compensation Program for Non-Employee Directors, initial grants for new directors become exercisable with respect to 8.33% of the shares after each three-month period of continuous service as a director after the date of grant. On February 26, 2016, the Compensation Committee amended the vesting schedule of the option to reflect the Amended and Restated Compensation Program for Non-Employee Directors such that the shares subject to this option are now exercisable with respect to 8.33% of the shares after each three-month period of continuous service as a director after the date of grant. The table above reflects the modified vesting schedule.
(3)	Exercisable with respect to 25% of the shares when the optionee completes each 12-month period of continuous service after November 13, 2013. If we are subject to a change in control before the optionee’s service terminates, then the option shall vest in full.

PROPOSAL 2

RATIFICATION OF SELECTION OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2016

The Audit Committee of our Board of Directors has selected Grant Thornton LLP, an independent registered public accounting firm, as our independent auditors for the year ending December 31, 2016, and has further directed that management submit the selection of independent auditors for ratification by our stockholders at the Annual Meeting. Grant Thornton LLP has audited our financial statements and has attested to the effectiveness of our internal control over financial reporting since March 2012. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our amended and restated bylaws nor other governing documents or laws require stockholder ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm. However, the Audit Committee of the Board of Directors is submitting the selection of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain Grant Thornton LLP. Even if the selection is ratified, the Audit Committee of our Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

In order for Proposal 2 to pass, holders of a majority of all those outstanding shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting must vote “FOR” Proposal 2. Abstentions and broker non-votes will be counted towards a quorum; however, they will not be counted either “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Because the ratification of the appointment of the independent registered public accounting firm is a matter on which a bank, broker or other nominee is generally empowered to vote, no broker non-votes are expected to exist in connection with this matter.

Independent Registered Public Accounting Firm’s Fees

The following table represents aggregate fees billed to Histogenics for the years ended December 31, 2015 and December 31, 2014, by Grant Thornton LLP, our principal accountant.

	Year ended December 31,
	2015	2014
Audit fees(1)	$291,682	$1,479,150
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total fees	$291,682	$1,479,150

(1)	The fees billed or incurred by Grant Thornton LLP for professional services rendered in connection with the annual audit and quarterly review of our consolidated financial statements for the years ended December 31, 2015 and 2014, the consents issued for our registration statements, and the statements included in our filings with the SEC regarding our initial public offering of common stock in 2014.

All fees described above were pre-approved by the Audit Committee in accordance with applicable SEC requirements.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services rendered by Grant Thornton LLP, our independent registered public accounting firm. The Audit Committee can pre-approve specified services in defined categories of audit services, audit-related services and tax services up to specified amounts, as part of the Audit Committee’s approval of the scope of the engagement of Grant Thornton LLP or on an individual case-by-case basis before Grant Thornton LLP is engaged to provide a service. The Audit Committee has determined that the rendering of tax-related services by Grant Thornton LLP is compatible with maintaining the principal accountant’s independence for audit purposes. Grant Thornton LLP has not been engaged to perform any non-audit services.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” THE RATIFICATION OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2016

REPORT OF THE AUDIT COMMITTEE1

The Audit Committee of the Board of Directors consisted as of December 31, 2015 of the three non-employee directors named below. The Board of Directors annually reviews the NASDAQ listing standards’ definition of independence for Audit Committee members (including the requirements of Exchange Act Rule 10A-3) and has determined that each member of the Audit Committee meets that standard. Mr. Gill and Mr. Rakin both serve as audit committee financial experts in accordance with applicable SEC regulations.

The principal purpose of the Audit Committee is to assist the Board of Directors in its general oversight of our accounting and financial reporting processes and audits of our consolidated financial statements. The Audit Committee is responsible for selecting and engaging our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The Audit Committee’s function is more fully described in its charter, which the Board of Directors has adopted and which the Audit Committee reviews and approves on an annual basis.

Our management is responsible for preparing our consolidated financial statements and our financial reporting process, and has discussed them with the Audit Committee. Grant Thornton LLP, our independent registered public accounting firm, is responsible for performing an independent integrated audit of our consolidated financial statements and expressing an opinion on the conformity of those consolidated financial statements with accounting principles generally accepted in the United States and attesting to the effectiveness of our internal control over financial reporting.

The Audit Committee has also reviewed and discussed with Grant Thornton LLP the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2015 (the “10-K”). In addition, the Audit Committee discussed with Grant Thornton LLP those matters required to be discussed by Statement of Accounting Standards 114, as modified, as adopted by the Public Company Accounting Oversight Board, or “PCAOB,” in Rule 3200T and by PCAOB Auditing Standard No. 16, Communications with Audit Committees, as may be further modified or supplemented. Additionally, Grant Thornton LLP provided to the Audit Committee the written disclosures and the letter required by PCAOB Rule 3526 “Communication with Audit Committees concerning independence” as adopted by the Public Company Accounting Oversight Board. The Audit Committee also discussed with Grant Thornton LLP its independence from the Company.

Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the 10-K for filing with the United States Securities and Exchange Commission. We have selected Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016, and have approved submitting the selection of the independent registered public accounting firm for ratification by the stockholders.

Submitted by the following members of the Audit Committee:

David Gill, Chairman
John H. Johnson
Kevin Rakin

[1]	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Histogenics under the Securities Act of 1933 or the Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of April 28, 2016 by:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than five percent of our outstanding common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our current directors and executive officers as a group.

Applicable percentage ownership is based on 13,274,407 shares of common stock outstanding at April 28, 2016.

The table below is based upon information supplied by executive officers, directors and principal stockholders and Schedule 13Gs and 13Ds filed with the SEC through April 28, 2016.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options and restricted stock held by that person or entity that are currently exercisable or releasable or that will become exercisable or releasable within 60 days of April 28, 2016. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the principal address of each of the stockholders below is c/o Histogenics Corporation, 830 Winter Street, 3rd Floor, Waltham, Massachusetts 02451.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
Wilmslow Estates Limited(1) c/o Stonehage Group 2 The Forum, Grenville Street St Helier, Jersey, Channel Islands JE1 4HH	1,827,666	13.8%

Sofinnova Venture Partners VIII, L.P.(2) 2800 Sand Hill Road, Suite 150 Menlo Park, CA 94025	2,077,040	15.6%

Split Rock Partners II, LP(3) 10400 Viking Drive, Suite 250 Eden Prairie, MN 55344	1,384,694	10.4%

Intrexon Corporation(4) 20374 Seneca Meadows Parkway Germantown, MD 20876	2,690,570	20.3%

FMR, LLC(5) 245 Summer Street Boston, MA 02210	1,913,520	14.4%

Directors and Named Executive Officers
Joshua Baltzell(6)	20,000	*
David Gill(7)	12,300	*
John H. Johnson(8)	26,452	*
Garheng Kong, M.D., Ph.D.(9)	20,000	*
Michael Lewis(10)	1,847,666	13.9%
Kevin Rakin(11)	73,720	*
Adam Gridley(12)	177,402	1.3%
Stephen Kennedy(13)	46,034	*
Gloria Matthews, DVM, Ph.D., DACVS	—	—
All current executive officers and directors as a group (10 persons)(14)	2,223,574	16.8%

*	Less than one percent of the outstanding shares of common stock.
(1)	Wilmslow’s economic interest is ultimately owned by a family discretionary trust associated with Michael Lewis, who is referenced in footnote 7 below. Wilmslow has sole voting and investment power over the shares of capital stock owned.
(2)	Sofinnova Management VIII, L.L.C. (“SM VIII”) is the general partner of Sofinnova Venture Partners VIII, L.P. (“SVP VIII”) and Anand Mehra, Michael Powell, Srinivas Akkarju and James I. Healy, are the managing members of SM VIII (“Managing Members”). SVP VIII, SM VIII and the Managing Members may be deemed to have shared voting and dispositive power over the shares owned by SVP VIII. Such persons and entities disclaim beneficial ownership over the shares owned by SVP VIII except to the extent of any pecuniary interest therein.
(3)	Voting and investment power over the shares is delegated to Split Rock Partners II Management, LLC, the general partner of Split Rock Partners II, LP. Split Rock Partners II Management, LLC has delegated voting and investment decisions to three individuals who require a two-thirds vote to act. Split Rock Partners II Management, LLC disclaims beneficial ownership of the shares except to the extent of any pecuniary interest.
(4)	Randal J. Kirk, directly and through certain affiliates, has voting and dispositive power over a majority of the outstanding capital stock of Intrexon. Mr. Kirk may therefore be deemed to have voting and dispositive power over the shares of Histogenics owned by Intrexon. Shares held by Intrexon may be deemed to be indirectly beneficially owned (as defined under Rule 13d-3 promulgated under the Securities Exchange Act) by Mr. Kirk. Mr. Kirk disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein.
(5)	Based on Schedule 13G/A filed with the SEC on February 12, 2016 by FMR LLC on behalf of itself and Abigail P. Johnson, the Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC, members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.
(6)	Mr. Baltzell is affiliated with Split Rock Partners II, LP but has no voting or dispositive control over shares held by Split Rock Partners II, LP. Mr. Baltzell disclaims beneficial ownership of the shares held by the entities affiliated with Split Rock Partners II, LP. referenced in footnote 3 above, except to the extent of his pecuniary interest therein. Shareholdings include 20,000 shares of common stock issuable upon exercise of options exercisable within 60 days of April 25, 2016.
(7)	Shareholdings include 11,200 shares of common stock issuable upon exercise of options exercisable within 60 days of April 28, 2016.
(8)	Shareholdings include 26,452 shares of common stock issuable upon exercise of options exercisable within 60 days of April 28, 2016.
(9)	Shareholdings include 20,000 shares of common stock issuable upon exercise of options exercisable within 60 days of April 28, 2016.
(10)	Mr. Lewis is the settlor of the trust which ultimately owns the economic interest in Wilmslow referenced in footnote 1 above. Mr. Lewis has no beneficial interest in the trust which ultimately owns the economic interest in Wilmslow, but other members of his family are discretionary beneficiaries in such trust. To the extent Mr. Lewis may be deemed to hold an indirect beneficial interest under applicable United States securities laws, Mr. Lewis disclaims such beneficial ownership. Include 20,000 shares of common stock issuable upon exercise of options exercisable within 60 days of April 28, 2016.

(11)	Shareholdings include 14,795 shares of common stock owned by the Kevin L. Rakin Irrevocable Trust, of which Mr. Rakin disclaims beneficial ownership. Include 23,301 shares of common stock issuable upon exercise of options exercisable within
60 days of April 28, 2016.
(12)	Shareholdings include 177,402 shares of common stock issuable upon exercise of options exercisable within 60 days of April 28, 2016.
(13)	Shareholdings include 46,034 shares of common stock issuable upon exercise of options exercisable within 60 days of April 28, 2016.
(14)	Includes 345,489 shares of common stock issuable upon exercise of options exercisable within 60 days of April 28, 2016 and 14,795 shares of common stock owned by the Kevin L. Rakin Irrevocable Trust, of which Mr. Rakin disclaims beneficial ownership.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and certain holders of more than 10% of our common stock to file reports regarding their ownership and changes in ownership of our securities with the SEC, and to furnish us with copies of all Section 16(a) reports that they file.

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us and written representations provided to us by all of our directors and executive officers and certain of our greater than 10% stockholders, we believe that during the year ended December 31, 2015, our directors, executive officers and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements.

EXECUTIVE OFFICERS

The names of the current executive officers of Histogenics and certain information about each of them as of April 25, 2016, are set forth below:

Executive Officers

Adam Gridley, age 43 — For biographical information, see “Proposal 1: Election of Adam Gridley and Michael Lewis as
Class II Directors.”

Jonathan Lieber, age 47, has served as our Chief Financial Officer since July 2015. Prior to joining us, Mr. Lieber was Senior Vice President and Chief Financial Officer of Metamark Genetics, Inc., a privately held, urology-focused, molecular diagnostics company, from January 2014 to June 2015. From September 2012 to September 2013, Mr. Lieber served as the Chief Financial Officer and Treasurer of Repligen Corporation, a manufacturer and supplier of high-value consumables to the life sciences industry. From June 2009 to May 2012, Mr. Lieber served as Chief Financial Officer and Treasurer of Xcellerex, Inc., a privately-held company engaged in the manufacture and sale of capital equipment and related consumables to the biopharmaceutical industry. Mr. Lieber received an M.B.A. in finance from the Stern School of Business of New York University and a B.S. in business administration from Boston University.

Stephen Kennedy, age 59, has served as our Chief Technology Officer since July 2015, and previously served as our Senior Vice President of Technical Operations, beginning in August 2013. From May 2011 to August 2013, Mr. Kennedy served as the Executive Vice President, Research and Development, at Mascoma Corporation, a biofuel company. Mr. Kennedy served as Executive Director of the Novartis/MIT Center for Continuous Manufacturing at the Massachusetts Institute of Technology from October 2010 to May 2011. Mr. Kennedy also served as Senior Vice President of Biologics Operations at Genzyme Corporation from 2008 to October 2010, after having held a variety of technical operations positions with the company beginning in 1992. Prior to this, Mr. Kennedy managed process development at Genencor International in Helsinki, Finland from 1989 to 1992. Mr. Kennedy has a B.S. from the University of Michigan, an M.S. from the University of Rochester and an M.B.A. from Boston University.

Gloria Matthews, DVM, Ph.D., DACVS, age 46, has served as our Chief Medical Officer since July 2015. Prior to joining us, Dr. Matthews served as Senior Scientific Director and Global Head of Bone & Joint Research and Development at Genzyme, a Sanofi company, from July 2013 to June 2015. From April 2009 to June 2013, she served as Senior Director/Head of Orthopaedic and Regenerative Medicine Research at Genzyme, also taking on responsibility for Biomedical Imaging during that time. She previously held various research and development and medical affairs roles at Genzyme from February 2003 through April 2009. Prior to February 2003, Dr. Matthews engaged in both academic and private surgical practice. Dr. Matthews received her DVM, Ph.D. and B.S. degrees from Cornell University, and became board certified in equine orthopaedic surgery following residency training at Tufts University and fellowship training at Cornell University.

COMPENSATION OF EXECUTIVE OFFICERS

2015 Summary Compensation Table

The following table provides information concerning the compensation paid to Adam Gridley, our President and Chief Executive Officer and our next two most highly compensated executive officers during the year ended December 31, 2015, who are Stephen Kennedy, our Chief Technology Officer and Gloria Matthews, DVM, Ph.D., DACVS, our Chief Medical Officer. We refer to these individuals as our named executive officers.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Option Awards ($)(6)	All Other Compensation ($)		Total ($)
Adam Gridley(1)	2015	383,781		77,000	832,807	15,396		1,308,984
Director, President and Chief Executive Officer	2014	224,275		184,000	1,562,746	33,050	(7)	1,820,071
Stephen Kennedy(2)	2015	310,037	(4)	67,200	571,416	—		948,653
Chief Technology Officer	2014	289,215		118,000	—	—		407,215
Gloria Matthews, DVM, Ph.D., DACVS(3)	2015	152,624	(5)	47,435	466,551	—		666,610
Chief Medical Officer	2014	—		—	—	—		—

(1)	Employment commenced on May 12, 2014.
(2)	Mr. Kennedy was promoted to Chief Technology Officer on July 29, 2015.
(3)	Employment commenced on July 14, 2015.
(4)	In connection with his promotion to Chief Technology Officer on July 29, 2015, Mr. Kennedy’s gross annual salary was increased to $320,000.
(5)	Represents prorated salary due to the commencement or termination of the officer’s employment during the year ended December 31, 2015.
(6)	Represents the aggregate grant date fair value of option awards, computed in accordance with FASB ASC Topic 718.
See Note 12 to our consolidated financial statements included in our annual report on Form 10-K for the year ended
December 31, 2015 for a discussion of the assumptions made by us in determining the fair value of our equity awards.
(7)	Represents payments to Mr. Gridley as reimbursement for costs associated with relocating to the Waltham, Massachusetts area. Pursuant to his employment agreement with us, Mr. Gridley was reimbursed $48,446 of such costs.

Narrative Explanation of Certain Aspects of the Summary Compensation Table

The compensation paid to our named executive officers consists of the following components:

•	base salary;

•	performance-based cash bonuses; and

•	long-term incentive compensation in the form of stock options.

Base Salaries

For the year ended December 31, 2015, the annual base salaries for our named executive officers were as follows: Adam Gridley—$385,000 (increased to $400,400 in March 2016 for year ending December 31, 2016); Stephen Kennedy—initially $301,150 and increased to $320,000 upon his promotion to Chief Technology Officer on July 29, 2015 (increased to $330,240 in February 2016 for year ending December 31, 2016); and Gloria Matthews, DVM, Ph.D., DACVS—$330,000 (increased to $346,807 in February 2016 for year ending December 31, 2016). In addition to actions taken with respect to hiring new, or promoting existing, executive officers, the Compensation Committee of our Board of Directors approved the annual base salaries for certain of our named executive officers for the twelve-month period ended December 31, 2015, and approved option grants under the Company’s 2013 Equity Incentive Plan to certain of our named officers, as listed below in the section entitled “Outstanding Equity Awards at 2015 Fiscal Year-End.”

Performance-Based Bonuses

Pursuant to employment agreements with Messrs. Gridley and Kennedy and Dr. Matthews, each named executive officer is to earn an annual bonus equal to a specified percentage of his or her base salary (40% with respect to Mr. Gridley, which was increased to 50% for 2016) and 35% with respect to each of Mr. Kennedy and Dr. Matthews). The actual amount of bonus earned is determined by our Board of Directors based on our performance and the officer’s achievement of objectives and goals determined by our chief executive officer (or, with respect to Mr. Gridley, our Board of Directors).

Long-Term Incentive Compensation

We offer stock options to our employees, including our named executive officers, as the long-term incentive component of our compensation program. Our stock options allow our employees to purchase shares of our common stock at a price equal to the fair market value of our common stock on the date of grant. Our stock options granted to newly hired employees generally vest as to 25% of the total number of option shares on the first anniversary of the award and in equal monthly installments over the following 36 months.

For information regarding the vesting acceleration provisions applicable to the options held by our named executive officers, please see “Severance Benefits” and “Change in Control Benefits” below.

Outstanding Equity Awards at 2015 Fiscal Year-End

The following table sets forth information regarding each unexercised option held by each of our named executive officers as of December 31, 2015.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(#)	Number of Securities Underlying Unexercised Options Unexercisable(#)		Option Exercise Price ($)	Option Expiration Date
Adam Gridley	78,151	119,284	(1)	7.99	4/29/2024
	15,128	23,092	(1)	8.97	7/16/2024
		104,000	(2)	9.96	2/26/2025
		60,000	(3)	9.96	2/26/2025
Stephen Kennedy	16,197	11,570	(4)	7.13	12/10/2023
		49,100	(5)	9.96	2/26/2025
		30,000	(3)	9.96	2/26/2025
		50,000	(7)	6.11	7/29/2025
Gloria Matthews, DVM, Ph.D., DACVS		120,000	(7)	6.11	7/29/2025
		30,000	(3)	6.11	7/29/2025

(1)	Option vests over four years of service following May 12, 2014, with 25% vesting upon completion of 12 months of service and in 36 equal monthly installments thereafter.
(2)	Option vests over four years of service following February 24, 2015, with 25% vesting upon completion of 12 months of service and in 36 equal monthly installments thereafter.
(3)

Option shall vest in full if the Company’s stock price is at or above $19.92 for any consecutive 60-day period within 4 years of February 24, 2015. If the option is exercised within one year of earning the award, the executive must hold shares net of taxes until the one-year anniversary of earning the award is reached. Additionally, the shares subject to such option shall become fully vested and exercisable upon a change of control of the Company if the per share transaction price for such change of control is at or above $19.92; the post-vesting holding period described above shall be waived if the option is accelerated upon a change of control.
(4)	Option vests over four years of service following August 19, 2013, with 25% vesting upon completion of 12 months of service and in 36 equal monthly installments thereafter.
(5)	Option vests over four years of service following February 24, 2015, with 25% vesting upon completion of 12 months of service and in 36 equal monthly installments thereafter.
(6)	Option vests over four years of service following July 29, 2015, with 25% vesting upon completion of 12 months of service and in 36 equal monthly installments thereafter.
(7)	Option vests over four years of service following July 14, 2015, with 25% vesting upon completion of 12 months of service and in 36 equal monthly installments thereafter.

For information regarding the vesting acceleration provisions applicable to the options held by our named executive officers, please see “Change in Control Benefits” below.

Employment Agreements

Adam Gridley

In April 2014, we entered into a letter agreement with Adam Gridley, under which Mr. Gridley agreed to become our president and chief executive officer, effective May 12, 2014. Under this agreement, Mr. Gridley’s base salary for 2015 was $385,000 per year (increased to $400,400 for 2016). Mr. Gridley is eligible to receive an annual cash bonus with a target equal to 40% of his base salary for 2015 (increased to 50% of his base salary for 2016), subject to satisfaction of objective or subjective criteria established by our Board of Directors (and pro-rated for his first year of employment). For a period of 12 months after the termination of his employment, Mr. Gridley will be subject to certain restrictions on competition with us and on the solicitation of our employees and customers. Mr. Gridley has an at-will employment relationship with us.

Pursuant to his letter agreement, Mr. Gridley received an option to purchase up to 197,435 shares of our common stock. In addition, upon the final closing for the sale of shares of our Series A-1 Preferred Stock in May 2014, Mr. Gridley was granted an additional option to purchase up to 38,220 shares such that, together with the original option, Mr. Gridley’s options represented 4% of our common stock, including shares issuable upon conversion of option and warrants, outstanding on the date of such final closing. The shares subject to such options vest 25% after the first 12 months of Mr. Gridley’s continuous service with the remainder vesting in equal monthly installments over the next three years of his continuous service. In addition, for information regarding the vesting acceleration provisions applicable to Mr. Gridley’s options, please see “Change in Control Benefits” below.

In connection with the commencement of his employment, we paid Mr. Gridley $48,446 to assist with estimated temporary housing and related expenses.

Stephen Kennedy

On July 29, 2015 Stephen Kennedy was promoted to Chief Technology Officer. In connection with this promotion, we entered into an amended and restated employment agreement with Mr. Kennedy. Under this amended agreement, Mr. Kennedy’s base salary for 2015 was $320,000 per year (increased to $330,240 per year for 2016), which was increased from $301,150 as of the date of the amended agreement. Mr. Kennedy is eligible to receive an annual cash bonus equal to 35% of his base salary, subject to satisfaction of objective or subjective criteria established by our Board of Directors. For a period of 12 months after the termination of his employment, Mr. Kennedy will be subject to certain restrictions on competition with us and on the solicitation of our employees and customers. Mr. Kennedy has an at-will employment relationship with us.

Pursuant to his amended and restated employment agreement, Mr. Kennedy received an option to purchase up to 50,000 shares of our common stock, as described in more detail above under “Outstanding Equity Awards at 2015 Fiscal Year-End.” The shares subject to the option will vest 25% after the first 12 months of Mr. Kennedy’s continuous service after July 29, 2015 with the remainder vesting in equal monthly installments over the next three years of his continuous service. In addition, for information regarding the vesting acceleration provisions applicable to Mr. Kennedy’s option, please see “Change in Control Benefits” below.

Under Mr. Kennedy’s prior letter agreement as our vice president of operations, Mr. Kennedy’s initial base salary was $285,000 per year (increased to $301,150 per year for 2015), and he was eligible to receive an annual cash bonus equal to 30% of his base salary, subject to satisfaction of objective or subjective criteria established by our Board of Directors. Mr. Kennedy received 27,767 shares of our common stock under the prior letter agreement. The shares subject to such option vest 25% after the first 12 months of Mr. Kennedy’s continuous service with the remainder vesting in equal monthly installments over the next three years of his continuous service. In addition, for information regarding the vesting acceleration provisions applicable to Mr. Kennedy’s options, please see “Change in Control Benefits” below.

Gloria Matthews, DVM, Ph.D., DACVS

On July 15, 2015 we entered into an employment agreement with Gloria Matthews, DVM, Ph.D., DACVS in connection with her appointment as our Chief Medical Officer. Under this agreement, Dr. Matthews’ initial base salary was $330,000 per year (increased to $346,807 for 2016). Dr. Matthews is initially eligible to receive an annual cash bonus with a target amount equal to 35% of her base salary, subject to satisfaction of objective or subjective criteria established by our Board of Directors. Dr. Matthews has an at-will employment relationship with us.

Pursuant to her employment agreement, Dr. Matthews received an option to purchase up to 120,000 shares of our common stock, as described in more detail above under “Outstanding Equity Awards at 2015 Fiscal Year-End.” The options will vest 25% after the first 12 months of Dr. Matthews’ continuous service with the remainder vesting in equal monthly installments over the next three years of her continuous service. For further information regarding the vesting acceleration provisions applicable to
Dr. Matthews’ option, please see “Change in Control Benefits” below.

In addition, pursuant to the employment agreement, Dr. Matthews was granted an additional performance option to purchase 30,000 shares of our common stock as described in more detail above under “Outstanding Equity Awards at 2015 Fiscal Year-End.” The performance option shall vest in full if the Company’s stock price is at or above $19.92 for any consecutive 60 day period within 4 years of the date of grant as long as Dr. Matthews provides continuous service during such consecutive 60 day period. If the performance option is exercised within one year of earning the award, Dr. Matthews must hold the shares received upon exercise net of taxes until the one-year anniversary of earning the performance option is reached. The performance option shall also become fully vested and exercisable upon a change in control if the per share transaction price is at or above $19.92; the post post-holding period discussed previously shall be waived if the performance option is accelerated upon a change in control.

Severance Benefits

Adam Gridley

As described above, in April 2014, we entered into a letter agreement with Adam Gridley, under which Mr. Gridley agreed to become our president and chief executive officer, effective May 12, 2014. Under this agreement, if we terminate Mr. Gridley’s employment without cause or Mr. Gridley resigns for good reason, we will continue to pay Mr. Gridley his base salary, and he will be entitled to health benefits, for a period of twelve months following the termination of his employment. In addition, if the termination occurs during the first year of Mr. Gridley’s employment and prior to our change in control, then Mr. Gridley’s options will be deemed to be vested with respect to 1/48th of the shares for each month of employment completed by Mr. Gridley prior to his termination. Such benefits are subject to Mr. Gridley’s execution of a general release of all claims he may have against us and certain related parties.

For purposes of Mr. Gridley’s letter agreement, cause means Mr. Gridley’s unauthorized use or disclosure of our confidential information or trade secrets which causes material harm to us; material breach of any agreement with us; material failure to comply with our written policies or rules after receiving written notification of such failure; sale, possession or use of illegal drugs or habitual intoxication on our premises or the premises of a customer or business partner while conducting our business; conviction of, or plea of guilty or no contest to, a felony; gross negligence or willful misconduct in the course of service to us that results in material harm to us; continuing and willful failure to perform reasonably assigned duties after receiving written notification of such failure; or failure to cooperate in good faith with a governmental or internal investigation of us, if so requested.

For purposes of his letter agreement, good reason means, without Mr. Gridley’s consent, a material reduction in his base salary, a change in his title or position that materially reduces his level of authority or responsibility, relocation of his principal workplace by more than 40 miles or a material breach by us of the letter agreement.

Stephen Kennedy

If we terminate Mr. Kennedy’s employment without cause or Mr. Kennedy resigns for good reason, we will continue to pay
Mr. Kennedy his base salary, and he will be entitled to health benefits, for a period of nine months following the termination of his employment.

For purposes of his employment agreement, cause means Mr. Kennedy’s unauthorized use or disclosure of confidential information or trade secrets which causes material harm to the Company, a material breach of any agreement between Mr. Kennedy and the Company which is not remedied within 15 days after notice from the Company, a material failure to comply with the legal directives of the Company’s Board of Directors which is not remedied within 15 days after notice from the Board of Directors, the sale, possession or use of illegal drugs or habitual intoxication, conviction of, plea of “guilty” or “no contest” to any felony, gross negligence or willful misconduct in the course of performing service to the Company, failure to perform reasonably assigned duties after receiving written notification of such failure from the Board of Directors, or failure to cooperate in good faith with a governmental or internal investigation of the Company, if the Company has requested Mr. Kennedy’s cooperation. For purposes of the employment agreement, resignation for good reason means a material reduction in Mr. Kennedy’s base salary, a change in
Mr. Kennedy’s title or position with the Company that materially reduces his level of authority or responsibility, a relocation of principal workplace by more than 40 miles or a material breach by the Company of its obligations under the employment agreement.

Gloria Matthews, DVM, Ph.D., DACVS

If we terminate Dr. Matthews’ employment without cause or Dr. Matthews resigns for good reason, we will continue to pay
Dr. Matthews her base salary, and she will be entitled to health benefits, for a period of six months following the termination of her employment.

For purposes of her employment agreement, cause means Dr. Matthews’ unauthorized use or disclosure of confidential information or trade secrets which causes material harm to the Company, a material breach of any agreement between Dr. Matthews and the Company which is not remedied within 45 days after notice from the Company, a material failure to comply with the legal directives of the Company’s Board of Directors which is not remedied within 45 days after notice from the Board of Directors, the sale, possession or use of illegal drugs or habitual intoxication, conviction of, plea of “guilty” or “no contest” to any felony, gross negligence or willful misconduct in the course of performing service to the Company, failure to perform reasonably assigned duties after receiving written notification of such failure from the Board of Directors, or failure to cooperate in good faith with a governmental or internal investigation of the Company, if the Company has requested Dr. Matthews’ cooperation. For purposes of the employment agreement, resignation for good reason means a material reduction in Dr. Matthews’ base salary, a change in Dr. Matthews’ title or position with the Company that materially reduces her level of authority or responsibility or a relocation of principal workplace by more than
40 miles.

Change in Control Benefits

In the event that we experience a change in control and, within 12 months after such change in control, a named executive officer is terminated by us without cause or such individual resigns for good reason, such individual’s options will become fully vested and exercisable.

For purposes of the stock option agreements, change in control means an acquisition by any individual, entity or group of 50% or more of our voting stock, certain changes in the composition of our Board of Directors, our merger, consolidation, liquidation, dissolution or sale of all or substantially all of our assets.

For purposes of the stock option agreements, cause and good reason have substantially the same meanings as under
Mr. Gridley’s employment agreement, described above.

Retirement Benefits

We have established a 401(k) tax-deferred savings plan, which permits participants, including our named executive officers, to make contributions by salary deduction pursuant to Section 401(k) of the Code. We are responsible for administrative costs of the
401(k) plan. We may, at our discretion, make matching contributions to the 401(k) plan. No employer contributions have been made to date.

Employee Benefits and Perquisites

Our named executive officers are eligible to participate in our health and welfare plans to the same extent as all full-time employees. Although we generally do not provide our named executive officers with perquisites or other personal benefits, we offered temporary housing and related assistance to Mr. Gridley in connection with the commencement of his employment with us, as described in the Summary Compensation Table above.

Tax and Accounting Considerations

Our Compensation Committee considers tax and accounting implications in determining all elements of our compensation plans, programs and arrangements. Section 162(m) of the Code generally denies a deduction to any publicly-held corporation for compensation paid in a taxable year to its named executive officers (other than the Chief Financial Officer) exceeding $1.0 million, unless such compensation qualifies as performance-based compensation. Base salaries, time-vested restricted stock, time-vested retention and transition payments, and discretionary or subjectively determined bonus awards generally do not qualify as performance-based compensation. In September 2014, our stockholders approved our 2013 Equity Incentive Plan that permits us to satisfy the performance-based requirements under Section 162(m) with respect to the grant of stock options.

PROPOSAL 3

AMENDMENT TO OUR 2013 EQUITY INCENTIVE PLAN

General

We are asking our stockholders to approve an amendment to our 2013 Equity Incentive Plan (the “2013 Plan”) to increase the aggregate number of shares authorized for issuance under the 2013 Plan (the “Amendment”). Our Compensation Committee approved the Amendment, subject to approval of the Board of Directors and the stockholders, and the Board of Directors approved the Amendment, subject to approval of the stockholders. If our stockholders do not approve the Amendment, the existing version of the 2013 Plan (the “Existing Plan”) will remain in effect.

The Amendment provides for: (1) an increase of 300,000 shares of common stock available for issuance under the 2013 Plan and (2) an increase in the number of shares of common stock automatically added to the 2013 Plan on January 1 of each year during the term of the 2013 Plan, starting with January 1, 2017.

Background and Reason for Proposal 3

Since January 1, 2013, we increased our employee population from 32 employees to 51 employees as of April 25, 2016, or by over 59%. We anticipate continued growth through 2016 and in the future. Equity awards are used as compensation vehicles by most, if not all, of the companies with which we compete for talent, and we believe that providing equity awards is critical to attract and retain key contributors. Accordingly, our Board of Directors has approved an increase to the share reserve under the 2013 Plan to ensure a sufficient number of shares will be available for recruiting new employees and retention of existing employees. Should stockholder approval of this Proposal 3 not be obtained, no additional shares will be added to the share reserve under the 2013 Plan. However, we will retain the ability to issue the shares of our common stock which were previously approved by stockholders for issuance under the 2013 Plan.

Equity Compensation Plan Information

The following table provides information as of April 28, 2016 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, RSUs, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders	1,405,942	(1)	$6.65	271,034	(2)
Equity compensation plans not approved by stockholders	—		—	300,000

Total	1,405,942			571,034

(1)	Of these shares, 379,280 were subject to options then outstanding under our 2012 Equity Incentive Plan and 1,026,662 were subject to options then outstanding under our 2013 Equity Incentive Plan (the “2013 Plan”).
(2)

Represents 63,705 shares of common stock available for issuance under the 2013 Plan and 207,329 shares of common stock available for issuance under our 2013 Employee Stock Purchase Plan (the “ESPP”). Prior to approval of Proposal 3, on January 1 of each year, (i) the number of shares reserved under the 2013 Plan is automatically increases by the smallest of 3.5% of the total number of shares of common stock that are outstanding on December 31 of the prior year, 181,414 shares of common stock or such lesser number as may be approved by the our Board of Directors and (ii) the number of shares reserved under our ESPP is automatically increases by the lesser of 1% of the total number of shares of common stock that are outstanding on December 31 of the prior year, 51,382 shares of common stock or such lesser number as may be approved by the our Board of Directors.

Material Terms of the 2013 Plan

The following is a summary of the principal features of the 2013 Plan and the Amendment. This summary does not purport to be a complete description of all of the provisions of the 2013 Plan and the Amendment. It is qualified in its entirety by reference to the full text of the 2013 Plan, filed as Exhibit 10.7 to Amendment No. 2 to our Registration Statement on Form S-1 (SEC File No. 333-199202), as filed on November 14, 2014, and the Amendment, a copy of which has been filed with the SEC with this proxy statement as Appendix A, and any stockholder who desires to obtain a copy of the 2013 Plan and the Amendment may do so by written request to the Company at Histogenics Corporation, 830 Winter Street, 3rd Floor, Waltham, MA 02451, Attn: Corporate Secretary.

Share Reserve. The number of shares of our common stock available for issuance under the 2013 Plan will equal 1,869,957 shares, including the share increase for which we now seek stockholder approval. Of these, as of April 25, 2016, approximately no shares have been issued upon exercise of options; approximately 1,026,662 shares are subject to outstanding options (with exercise prices ranging from $2.55 to $9.97, a weighted average exercise price of $6.59 per share and expiration dates ranging from 2025 to 2026); no shares are subject to outstanding SARs, unvested/unsettled RSUs, unvested restricted/performance share awards; and approximately 363,705 shares remain available for issuance pursuant to awards to be granted under the 2013 Plan, including the share increase for which we now seek stockholder approval.

The number of shares reserved for issuance under the 2013 Plan will be increased automatically on January 1 of each year during the term of the plan, starting with January 1, 2017, by a number equal to the lesser of:

•	4.0% of the shares of common stock outstanding on December 31 of the prior year; or

•	the number of shares determined by our board of directors.

In general, if awards under the 2013 Plan are forfeited, terminate, expire or lapse without the issuance of shares, if we repurchase shares issued under the 2013 Plan, if shares are applied to pay the exercise or purchase price of an award or are withheld to satisfy tax obligations with respect to any award, then such shares will again become available for awards. All share numbers described in this summary of the 2013 Plan will automatically adjust in the event of a stock split, a stock dividend, or a reverse stock split.

Administration. Our Compensation Committee administers the 2013 Plan. The Compensation Committee has complete discretion to make all decisions relating to the 2013 Plan and outstanding awards, including repricing outstanding options and modifying outstanding awards.

Eligibility. Employees, non-employee directors and consultants are eligible to participate in our 2013 Plan.

Types of Award. Our 2013 Plan provides for the following types of awards:

•	incentive and nonstatutory stock options;

•	stock appreciation rights;

•	restricted share awards;

•	stock unit awards; and

•	performance cash awards.

Options and Stock Appreciation Rights. The exercise price for options granted under the 2013 Plan may not be less than 100% of the fair market value of our common stock on the grant date. Optionees may pay the exercise price in cash or, with the consent of the Compensation Committee and as set forth in the applicable agreement:

•	with shares of common stock that the optionee already owns;

•	by an immediate sale of shares through a broker approved by us, if shares of our common stock are publicly traded;

•	through a net exercise procedure;

•	by delivery of a full-recourse promissory note; or

•	by other methods permitted by applicable law.

A participant who exercises a stock appreciation right receives the increase in value of our common stock over the base price. The base price for stock appreciation rights may not be less than 100% of the fair market value of our common stock on the grant date. The settlement value of a stock appreciation right may be paid in cash or shares of common stock or a combination of both.

Options and stock appreciation rights vest as determined by the compensation committee at the time of grant. In most cases, they will vest over a four-year period following the date of grant. Options and stock appreciation rights expire at the time determined by the compensation committee but in no event more than ten years after they are granted. These awards generally expire earlier if the participant’s service terminates earlier. No participant may be granted stock options and stock appreciation rights under our 2013 Plan covering more than 46,279 shares in any calendar year except that we may grant a new employee up to an additional 46,279 shares in the calendar year such employee is hired.

Restricted Shares and Stock Units. Restricted shares and stock units may be awarded under the 2013 Plan in return for any lawful consideration, and participants who receive restricted shares or stock units generally are not required to pay cash for their awards. In general, these awards will be subject to vesting. Vesting may be based on length of service, the attainment of performance-based milestones or a combination of both, as determined by the compensation committee. No participant may be granted restricted share awards and stock units covering more than shares during any single calendar year. This annual limit is in addition to any stock options and stock appreciation rights the participant may receive during a calendar year. Settlement of vested stock units may be made in the form of cash, shares of common stock, or a combination.

Performance Cash Awards. Performance cash awards may be granted under the 2013 Plan that qualify as performance-based compensation that is not subject to the income tax deductibility limitations imposed by Section 162(m) of the Code, if the award is approved by our compensation committee and the grant or vesting of the award is tied solely to the attainment of performance goals during a designated performance period. No participant may be paid more than $1,000,000 in cash in any calendar year pursuant to a performance cash award granted under the 2013 Plan. Performance goals for the grant or vesting of awards under the 2013 Plan may be based on any one of, or combination of, the following: earnings per share; earnings before interest, taxes, depreciation and amortization; total stockholder return; stockholders equity or return on equity or average stockholders’ equity; return on assets, investment or capital employed; operating income; gross margin; operating margin; net operating income (before or after taxes); return on operating revenue; specified levels or changes in sales or revenue; expense or cost reduction; working capital; economic value added; market share; cash flow; operating cash flow; cash flow per share; share price; debt reduction; customer satisfaction; contract awards or backlog; or other objective corporate or individual strategic or individual performance goals. To the extent a performance award is not intended to comply with Section 162(m) of the Code, the Compensation Committee may select other measures of performance.

Automatic Director Grants. Under the Annual Director Grant Program, non-employee members of our board of directors will also receive automatic grants of non-statutory stock options under our 2013 Plan. For purposes of our automatic director grant program, a non-employee director is a director who is not employed by us and who does not receive compensation from us or have a business relationship with us that would require disclosure under certain Securities and Exchange Commission rules. Each non-employee director joining our board of directors will automatically be granted a non-statutory stock option to purchase 20,000 shares of common stock with an exercise price equal to the fair market value of our common stock on the grant date. This initial option will vest ratably in quarterly installments over 3 years of continuous service following the date of grant. In addition, on the date of each annual meeting of our stockholders, each non-employee director will automatically be granted a non-statutory stock option to purchase 10,000 shares of our common stock on that date with an exercise price equal to the fair market value of our common stock on the grant date. A non-employee director who receives an initial award will not receive the additional annual award in the same calendar year. Automatic annual grants vest ratably in monthly installments over 12 months of continuous service following the date of grant. If we are subject to a change in control, then all of the director’s automatic grants will become fully vested. All automatic director options have a maximum term of ten years.

Corporate Transactions. In the event we are a party to a merger, consolidation or certain change in control transactions, outstanding awards granted under the 2013 Plan, and all shares acquired under the 2013 Plan, will be subject to the terms of the definitive transaction agreement (or, if there is no such agreement, as determined by our compensation committee). Unless an award agreement provides otherwise, such treatment shall include any of the following with respect to each outstanding award:

•	the continuation, assumption or substitution of an award by us or the acquiror or surviving corporation;

•	the cancellation of the unvested portion of options and stock appreciation rights without payment of any consideration;

•	the full exercisability of outstanding options and stock appreciation rights and full vesting of the common shares subject to options and stock appreciation rights, followed by cancellation of such options and stock appreciation rights;

•	the cancellation of the vested portion of options and stock appreciation rights in exchange for a payment equal to the excess, if any, of the value that a holder of a share of our common stock receives in the transaction over the exercise or purchase price of such award;

•	the cancellation of outstanding stock units (whether vested or unvested) in exchange for a payment equal to the value that a holder of a share of our common stock receives in such transaction, which payment may be subject to vesting based on the participant’s continuing service with the surviving or acquiring entity; or

•	the assignment of any repurchase or reacquisition rights held by us to the surviving or acquiring entity.

The Compensation Committee is not required to treat all awards, or portions thereof, in the same manner. The Compensation Committee has the discretion to provide that an award granted under the 2013 Plan will vest on an accelerated basis if we are subject to a change in control or if the participant is subject to an involuntary termination, either at the time such award is granted or afterward.

A change in control includes:

•	any person acquiring beneficial ownership of more than 50% of our total voting power;

•	the sale or other disposition of all or substantially all of our assets; or

•	our merger or consolidation after which our voting securities represent 50% or less of the total voting power of the surviving or acquiring entity.

Changes in Capitalization. In the event that there is a change in the capital structure of our common stock, such as a stock split, reverse stock split, or dividend paid in common stock, proportionate adjustments will automatically be made to the kind and maximum number of shares:

•	reserved for issuance under the 2013 Plan;

•	by which the share reserve may increase automatically each year;

•	that may be granted to a participant in a year (as established under the 2013 Plan pursuant to Section 162(m) of the Code);

•	that may be issued upon the exercise of incentive stock options; and

•	covered by each outstanding option, stock appreciation right and stock unit, the exercise price applicable to each outstanding option and stock appreciation right, and the repurchase price, if any, applicable to restricted shares.

In the event that there is a declaration of an extraordinary dividend payable in a form other than our common stock in an amount that has a material effect on the price of our common stock, a recapitalization, a spin-off or a similar occurrence, the compensation committee may make such adjustments as it deems appropriate, in its sole discretion.

Amendments or Termination. Our Board of Directors may amend or terminate the 2013 Plan at any time and for any reason. If our Board of Directors amends the 2013 Plan, it does not need stockholder approval of the amendment unless required by applicable law, regulation or rules. The 2013 Plan will continue in effect for ten years, unless our board of directors decides to terminate the plan earlier or unless our board of directors and stockholders later approve an extension of this term.

New Plan Benefits and Option Grant Table

Because the 2013 Plan is discretionary, benefits to be received by individual participants are not determinable. However, pursuant to our current our current amended and restated compensation policy for non-employee directors established by our Board of Directors, each continuing non-employee member of our Board of Directors will receive an in initial option to purchase 20,000 shares of common stock upon appointment to the Board of Directors and an option to purchase 10,000 shares on the date of our annual stockholder meeting. The table below shows, as to each of the current executive officers named in the Summary Compensation Table and the various indicated groups (a) the number of shares of common stock for which options have been granted for (i) the one year period ended December 31, 2015 and (ii) the period through April 28, 2016, and (b) the weighted-average exercise price per share.

	Number of Option Shares
Name and Position	2015	Through April 28, 2016	Weighted-Average Exercise Price of Granted Options
Adam Gridley, President, Chief Executive Officer and Director	164,000	0	$9.96
Stephen Kennedy, Chief Technology Officer	79,100	25,000	$8.18
Gloria Matthews, DVM, Ph.D., DACVS, Chief Medical Officer	150,000	39,000	$5.38
All current executive officers as a group	533,100	92,000	$7.14
All current directors who are not executive officers as a group	120,475	0	$7.02

Federal Income Tax Consequences of Options Granted under the 2013 Plan. The following is intended only as a general guide as to the United States federal income tax consequences under current law for the 2013 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. Options granted under the 2013 Plan may be either incentive stock options that satisfy the requirements of Section 422 of the Code or non-statutory options that are not intended to meet such requirements. The federal income tax treatment for the two types of options differs, as follows:

Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. However, the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares generally is includable in alternative minimum taxable income. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two (2) years after the grant date of the option and more than one (1) year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, then the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of (i) the fair market value of those shares on the date the option was exercised (or if later the date any forfeiture restriction lapsed) over (ii) the exercise price paid for the shares, or (b) the optionee’s actual gain, if any, on the purchase and sale. Any additional gain recognized upon the disposition will be a capital gain.

If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction for the taxable year in which such disposition occurs equal to the excess of (i) the fair market value of such shares on the date the option was exercised (or if later the date any forfeiture restriction lapsed) over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee’s disposition of the purchased shares. The Company anticipates that any compensation deemed paid by the Company upon one or more disqualifying dispositions of incentive stock option shares by the Company’s executive officers will remain deductible by the Company and will not have to be taken into account for purposes of the $1,000,000 limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

Special provisions of the Code apply to the acquisition of Common Stock under a non-statutory option if the purchased shares are subject to repurchase by the Company. These special provisions may be summarized as follows:

(i)	If the shares acquired upon exercise of the non-statutory option are subject to repurchase by the Company at the original exercise price in the event of the optionee’s termination of service prior to vesting in such shares, the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company’s repurchase right lapses, an amount equal to the excess of (A) the fair market value of the shares on the date such repurchase right lapses with respect to such shares over (B) the exercise price paid for the shares.

(ii)

The optionee may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of exercise of the non-statutory option an amount equal to the excess of (A) the fair market value of the purchased shares on the exercise date (determined as if the shares were not subject to the Company’s repurchase right) over (B) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee. The Company anticipates that the compensation deemed paid by the Company upon the exercise of non-statutory options with exercise prices equal to the fair market value of the option shares on the grant date will remain deductible by the Company and will not have to be taken into account for purposes of the $1,000,000 limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

Stock Appreciation Rights. A participant who is granted a SAR will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to a business expense deduction equal to the appreciation distribution for the taxable year of the Company in which the ordinary income is recognized by the participant.

Restricted Stock Issuances. The tax principles applicable to direct restricted stock issuances under the 2013 Plan will be substantially the same as those summarized above for the exercise of non-statutory options.

Stock Units. A participant who is granted a stock unit will recognize ordinary income in the year in which the shares subject to the award are actually issued to the participant in an amount equal to the fair market value of the shares on the date of issuance. The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued for the taxable year in which such ordinary income is recognized by the participant.

Required Vote and Recommendation of the Board of Directors for Proposal 3

The affirmative vote of a majority of votes cast is required to approve the Amendment. Abstentions and broker non-votes will have the effect of a vote against this proposal.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” APPROVAL OF THE AMENDMENTS TO THE 2013 PLAN AMENDMENT.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described elsewhere in this proxy statement, the following is a description of transactions since January 1, 2014 to which we have been a party, in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year end for the last two years, and in which any of our directors, executive officers or beneficial owners of more than five percent of our convertible preferred stock or common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation, termination and change-in-control arrangements.

All of the transactions set forth below were approved by a majority of our Board of Directors, including a majority of the independent and disinterested members of our Board of Directors. We believe that we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is our intention to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates are approved by the Audit Committee and a majority of the members of our Board of Directors, including a majority of the independent and disinterested members of our Board of Directors, and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

Intrexon Collaboration Agreement and Obligations

In September 2014, we entered into the ECC with Intrexon governing a “channel collaboration” arrangement. On such date, we also issued a 6% convertible promissory note to Intrexon in a principal amount of $10.0 million as partial consideration for the execution and delivery of the ECC. The convertible promissory note, the principal and accrued but unpaid interest on the note converted into 918,206 shares of our common stock upon the consummation of our initial public offering.

No underwriters were involved in the foregoing sale of securities. The issuances of the securities described above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act under the Securities Act. The recipients of securities in such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the stock certificates issued in such transaction.

Bridge Financing

In November 2014, our Board of Directors approved a bridge financing pursuant to which certain of our existing stockholders, including entities affiliated with Sofinnova Venture Partners, Split Rock Partners and Wilmslow Estates Limited, our three principal stockholders, would purchase 6% convertible promissory notes in a principal amount of up to $2.5 million. Of this amount,
$1.0 million of such notes were issued in November 2014 to one of our existing investors who was not a principal stockholder. The outstanding principal under this outstanding note converted into 90,909 shares of our common stock upon the consummation of our initial public offering.

Investors’ Rights Agreement

On December 18, 2013, we entered into a second amended and restated investors’ rights agreement (“Investors’ Rights Agreement”) with the purchasers of our then-outstanding Preferred Stock (which was converted to common stock in connection with our initial public offering), including certain of our existing stockholders who were represented at the time by members of our Board of Directors, including Wilmslow, Sofinnova Venture Partners VIII, L.P. and Split Rock Partners II, LP. Under the Investors’ Rights Agreement, we granted information and inspection rights which terminated upon the closing of our initial public offering. In addition, the holders of 4,479,418 shares of our common stock as of April 25, 2016, who are parties to the

Investors’ Rights Agreement, are provided rights to demand registration of shares of common stock and to participate in a registration of our common stock that we may decide to do, from time to time. These registration rights survived our initial public offering and may be exercised until their termination on December 3, 2019, unless earlier exercised. Certain of the shares subject to the Investors’ Rights Agreement are held by affiliates of certain of our directors and by holders of five percent of our capital stock.

Indemnification Agreements

We have entered, or will enter, into indemnification agreements with our directors, executive officers and certain key employees. Under these agreements, we agree to indemnify our directors, executive officers and certain key employees against any and all expenses incurred by them in connection with proceedings because of their status as one of our directors, executive officers or key employees to the fullest extent permitted by Delaware law, subject to certain limitations. In addition, these indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will pay for all expenses incurred by our directors, executive officers and certain key employees in connection with a legal proceeding arising out of their service to us.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, our amended and restated bylaws provide that we are authorized to enter into indemnification agreements with our directors and executive officers and we are authorized to purchase directors’ and officers’ liability insurance, which we currently maintain to cover our directors and executive officers.

Policies and Procedures for Related Party Transactions

In November 2013, we adopted a related party transaction policy under which our directors, executive officers and any person who is known to be the beneficial owner of more than 5% of any class of our voting securities, including their immediate family members and affiliates, are not permitted to enter into a related party transaction with us without the prior consent of our Audit Committee or another independent committee of our Board of Directors where it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, or any of such persons’ immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our Audit Committee for review, consideration and approval. All of our directors and executive officers are required to report to our Audit Committee any such related party transaction. In approving or rejecting the proposed agreement, our Audit Committee shall consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including costs, and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products and, if applicable, the impact on a director’s independence. Our Audit Committee shall approve only those agreements that, in light of known circumstances, are not inconsistent with our best interests, as our Audit Committee determines in the good faith exercise of its discretion.

Stock Options

For information regarding stock options granted to our named executive officers and directors, see “Corporate Governance – 2015 Director Compensation” and “Compensation of Executive Officers.”

NO INCORPORATION BY REFERENCE

In Histogenics’ filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Report of the Audit Committee” contained in this proxy statement specifically is not incorporated by reference into any other filings with the SEC and shall not be deemed to be “soliciting material.” In addition, this proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

It is important that your proxies be returned promptly and that your shares are represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and promptly return the enclosed proxy card in the enclosed postage pre-paid envelope or vote your shares before the Annual Meeting by telephone or over the internet so your shares will be represented at the Annual Meeting.

The form of proxy and this proxy statement have been approved by the Board of Directors and are being mailed and delivered to stockholders by its authority.

CONTACT FOR QUESTIONS AND ASSISTANCE WITH VOTING

If you have any questions or require any assistance with voting your shares, please contact:

Investor Relations

Histogenics Corporation

830 Winter Street, 3rd Floor

Waltham, MA 02451

or

Call (781) 547-7900

If you need additional copies of this proxy statement or voting materials, you should contact Investor Relations as described above.

The Board of Directors of Histogenics Corporation
Waltham, Massachusetts

April 28, 2016

APPENDIX A

AMENDMENT NO. 1 TO THE HISTOGENICS CORPORATION

2013 EQUITY INCENTIVE PLAN

Histogenics Corporation, a Delaware corporation (the “Company”), adopted the 2013 Equity Incentive Plan on November 13, 2013 (the “Plan”). Unless otherwise defined herein, all capitalized terms shall have the meaning set forth in the Plan.

1.	Sections 3.1 and 3.2 of the Plan shall be amended and restated in their entirety to read as follows:

“3.1 Basic Limitation. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares issued under the Plan shall not exceed the sum of (a) 818,327 Common Shares, (b) the number of Common Shares reserved under the Predecessor Plan that are not issued or subject to outstanding awards under the Predecessor Plan on the Registration Date, (c) any Common Shares subject to outstanding options under the Predecessor Plan on the Registration Date that subsequently expire or lapse unexercised and Common Shares issued pursuant to awards granted under the Predecessor Plans that are outstanding on the Registration Date and that are subsequently forfeited to or repurchased by the Company and (d) the additional Common Shares described in Articles 3.2 and 3.3; provided, however, that no more than 505,431 Common Shares, in the aggregate, shall be added to the Plan pursuant to clauses (b) and (c). The number of Common Shares that are subject to Stock Awards outstanding at any time under the Plan may not exceed the number of Common Shares that then remain available for issuance under the Plan. The numerical limitations in this Article 3.1 shall be subject to adjustment pursuant to Article 9.

3.2 Annual Increase in Shares. As of the first business day of each fiscal year of the Company during the term of the Plan, commencing on January 1, 2015 and ending on December 31, 2016, the aggregate number of Common Shares that may be issued under the Plan shall automatically increase by a number equal to the least of (a) 3.5% of the total number of Common Shares outstanding on December 31 of the prior year, (b) subject to adjustment under Article 9, 181,414 Common Shares, or (c) a number of Common Shares determined by the Board. As of the first business day of each fiscal year of the Company during the term of the Plan, commencing on January 1, 2017, the aggregate number of Common Shares that may be issued under the Plan shall automatically increase by a number equal to the lesser of (a) 4.0% of the total number of Common Shares outstanding on December 31 of the prior year or (b) a number of Common Shares determined by the Board.”

Except as expressly amended hereby, the Plan shall remain unchanged and in full force and effect and is hereby ratified and confirmed.

Adopted by the Company’s Board of Directors: April 19, 2016

HISTOGENICS CORPORATION 830 WINTER STREET 3rd Floor WALTHAM, MA 02451

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:

1.	Election of two Class II Directors	☐	☐	☐
Nominees

01 Adam Gridley 02 Michael Lewis

The Board of Directors recommends you vote FOR proposals 2 and 3.							For	Against	Abstain
2	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.						☐	☐	☐
3	To approve an amendment to the Company’s 2013 Equity Incentive Plan to increase the aggregate number of shares authorized for issuance under the 2013 Equity Incentive Plan.						☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please indicate if you plan to attend this meeting		Yes ☐	No ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement are available at www.proxyvote.com

HISTOGENICS CORPORATION Annual Meeting of Stockholders June 22, 2016 9:00 AM This proxy is solicited by the Board of Directors

This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held on June 22, 2016. The undersigned appoints Mr. Adam Gridley and Mr. Jonathan Lieber, or either of them as shall be in attendance at the 2016 Annual Meeting of Stockholders, as proxy or proxies, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Histogenics Corporation (the “Company”), to be held on June 22, 2016, at 9:00 a.m. local time, at the offices of Gunderson Dettmer et al., LLP, One Marina Park Drive, Suite 900, Boston, Massachusetts 02210, and at any adjournments or postponements of the Annual Meeting, and to vote on behalf of the undersigned as specified in this Proxy all the Common Stock of the Company that the undersigned would be entitled to vote if personally present, upon the matters referred to on the reverse side hereof, and, in their sole discretion, upon any other business as may properly come before the Annual Meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying proxy statement and revokes any proxy heretofore given with respect to such Annual Meeting. The votes entitled to be cast by the undersigned will be cast as instructed.

If this Proxy is executed, but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the Board of Directors’ nominee for director in Proposal 1, “FOR” Proposal 2 and “FOR” Proposal 3, each of which is set forth on the reverse side hereof. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holders on any other matter that may properly come before the Annual Meeting and any adjournment or postponement thereof.

Continued and to be signed on reverse side